                            STOCK PURCHASE AGREEMENT

                                  by and among

                             SOLECTRON CORPORATION,

                              SOLECTRON CANADA ULC,

                                       and

                             C-MAC INDUSTRIES, INC.,

                                   as Sellers;

                                       and

                               DY 4 SYSTEMS, INC.,

                                 DY 4 (US), INC.

                                       and

                         CURTISS-WRIGHT CONTROLS, INC.,

                                  as Purchaser

                          Dated as of December 2, 2003


                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS............................................................................2

   Section 1.1.     Certain Defined Terms........................................................2
   Section 1.2.     Other Interpretive Provisions...............................................10

ARTICLE II PURCHASE AND SALE....................................................................11

   Section 2.1.     Purchase and Sale of the Shares.............................................11
   Section 2.2.     Purchase Price..............................................................11
   Section 2.3.     Closing.....................................................................13
   Section 2.4.     Closing Deliveries of Sellers...............................................13
   Section 2.5.     Closing Deliveries of Dy 4 Systems and Dy 4 (US)............................13
   Section 2.6.     Closing Deliveries of Purchaser.............................................13

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS...........................................14

   Section 3.1.     Authority...................................................................14
   Section 3.2.     No Conflict.................................................................14
   Section 3.3.     Governmental Consents and Approvals.........................................14
   Section 3.4.     Ownership of Shares.........................................................14

ARTICLE IV ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS, DY 4 SYSTEMS AND DY 4 (US).....15

   Section 4.1.     Organization and Qualification..............................................15
   Section 4.2.     Capitalization..............................................................15
   Section 4.3.     Subsidiaries................................................................15
   Section 4.4.     Authority...................................................................16
   Section 4.5.     No Conflict.................................................................16
   Section 4.6.     Financial Statements........................................................16
   Section 4.7.     No Undisclosed Liabilities..................................................16
   Section 4.8.     Receivables.................................................................17
   Section 4.9.     Inventories.................................................................17
   Section 4.10.    Conduct in the Ordinary Course; Absence of Material Adverse Effect..........17
   Section 4.11.    Litigation..................................................................17
   Section 4.12.    Compliance with Laws........................................................17
   Section 4.13.    Permits.....................................................................17
   Section 4.14.    Environmental Matters.......................................................18
   Section 4.15.    Material Contracts..........................................................20
   Section 4.16.    Intellectual Property.......................................................21
   Section 4.17.    Real Property...............................................................22
   Section 4.18.    Assets......................................................................22
   Section 4.19.    Employee Matters and Benefit Plans..........................................22
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                                TABLE OF CONTENTS
                                   (Continued)

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   Section 4.20.    Taxes.......................................................................24
   Section 4.21.    Brokers.....................................................................25
   Section 4.22.    Books and Records...........................................................25
   Section 4.23.    Certain Payments............................................................25
   Section 4.24.    Relationships With Related Persons..........................................25
   Section 4.25.    Labor Relations; Compliance.................................................26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER...........................................27

   Section 5.1.     Organization and Authority..................................................27
   Section 5.2.     No Conflict.................................................................27
   Section 5.3.     Governmental Consents and Approvals.........................................27
   Section 5.4.     Private Placement...........................................................28
   Section 5.5.     Investigation...............................................................28
   Section 5.6.     Financing...................................................................29
   Section 5.7.     Litigation..................................................................29
   Section 5.8.     Brokers.....................................................................29

ARTICLE VI ADDITIONAL AGREEMENTS................................................................29

   Section 6.1.     Conduct of Business by Dy 4 Entities........................................29
   Section 6.2.     Access to Information.......................................................31
   Section 6.3.     Confidentiality.............................................................31
   Section 6.4.     Nonsolicitation.............................................................31
   Section 6.5.     Regulatory Authorizations...................................................32
   Section 6.6.     Third Party Consents........................................................32
   Section 6.7.     Conveyance Taxes............................................................32
   Section 6.8.     Further Action..............................................................32
   Section 6.9.     Director and Officer Liability and Indemnification..........................33
   Section 6.10.    Contact with Customers and Suppliers........................................33
   Section 6.11.    Employees...................................................................33
   Section 6.12.    Use of Solectron's Name.....................................................35
   Section 6.13.    No Shop.....................................................................36
   Section 6.14.    Certain Subsidiaries........................................................36
   Section 6.15.    Transition Services.........................................................36
   Section 6.16.    Satisfaction and Release of Certain Indebtedness............................36

ARTICLE VII TAX MATTERS.........................................................................37

   Section 7.1.     Liability for Taxes.........................................................37
   Section 7.2.     Tax Return Filing...........................................................38
   Section 7.3.     Tax Contests; Audit Responsibilities........................................38
   Section 7.4.     Cooperation.................................................................39
   Section 7.5.     338(h)(10) Election; Purchase Price Allocation..............................39


                                TABLE OF CONTENTS
                                   (Continued)

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ARTICLE VIII CONDITIONS TO CLOSING..............................................................40

   Section 8.1.     Conditions to Obligations of Sellers and Purchaser..........................40
   Section 8.2.     Additional Condition to Obligations of Sellers..............................40
   Section 8.3.     Additional Conditions to Obligations of Purchaser...........................41

ARTICLE IX TERMINATION AND WAIVER...............................................................42

   Section 9.1.     Termination.................................................................42
   Section 9.2.     Effect of Termination.......................................................43
   Section 9.3.     Waiver......................................................................43

ARTICLE X INDEMNIFICATION.......................................................................44

   Section 10.1.    Survival of Representations and Warranties..................................44
   Section 10.2.    Indemnification.............................................................44
   Section 10.3.    Proceedings Involving Governmental Authorities or Third Parties.............45
   Section 10.4.    Claims for Indemnification..................................................46
   Section 10.5.    Objections to Claims for Indemnification....................................46
   Section 10.6.    Resolution by the Parties...................................................46
   Section 10.7.    Arbitration.................................................................46
   Section 10.8.    Treatment of Indemnification Claims.........................................47
   Section 10.9.    Threshold for Indemnification Claims........................................47
   Section 10.10.   Limitation on Indemnification...............................................47
   Section 10.11.   Exclusive Remedy............................................................47
   Section 10.12.   No Set-Off..................................................................48

ARTICLE XI MISCELLANEOUS........................................................................48

   Section 11.1.    Expenses....................................................................48
   Section 11.2.    Notices.....................................................................48
   Section 11.3.    Public Announcements........................................................49
   Section 11.4.    Severability................................................................49
   Section 11.5.    Entire Agreement............................................................50
   Section 11.6.    Assignment..................................................................50
   Section 11.7.    No Third Party Beneficiaries................................................50
   Section 11.8.    Amendment...................................................................50
   Section 11.9.    Governing Law...............................................................50
   Section 11.10.   Waiver of Jury Trial........................................................50
   Section 11.11.   Counterparts and Facsimile Signature........................................51
   Section 11.12.   Specific Performance........................................................51
   Section 11.13.   Guarantee...................................................................51


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

                                TABLE OF CONTENTS
                                   (Continued)

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Schedules and Exhibits
Schedule I   Seller Share Ownership Table
Exhibit A    Transition Services Agreement

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of December 2, 2003 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), by and among Solectron Corporation, a Delaware corporation ("Solectron"), Solectron Canada ULC, an unlimited liability company organized under the laws of Nova Scotia and a wholly-owned subsidiary of Solectron ("SC"), and C-MAC Industries, Inc., a corporation organized under the laws of Canada and wholly-owned subsidiary of Solectron ("C-MAC", together with Solectron and SC, collectively, the "Sellers" and each, a "Seller"), as Sellers, Dy 4 Systems, Inc., a corporation organized under the laws of Ontario and a wholly-owned subsidiary of C-MAC ("Dy 4 Systems"), Dy 4 (US) Inc., a Delaware corporation and indirect wholly-owned subsidiary of Solectron ("Dy 4 (US)"), and Curtiss-Wright Controls, Inc., a corporation organized and existing under the laws of the State of Delaware ("Purchaser"), as purchaser.

                              W I T N E S S E T H:

     WHEREAS, as of the date hereof, C-MAC owns all of the issued and outstanding shares of common stock, no par value per share, of Dy 4 Systems (the "Dy 4 Systems Shares"), and Solectron owns all of the issued and outstanding shares of common stock, $0.001 par value per share, of Dy 4 (US) and SC owns all of the issued and outstanding shares of preferred stock, $0.001 par value per share, of Dy 4 (US) (the "Dy 4 (US) Shares", and together with the Dy 4 Systems Shares, collectively the "Shares")).

     WHEREAS, Dy 4 Systems owns all of the issued and outstanding capital stock of each of its direct subsidiaries (Dy 4 Systems International Ltd., a corporation organized under the laws of Barbados, Dy 4 Systems UK Ltd, a corporation organized under the laws of the United Kingdom, and Dy 4 Systems Australia Pty Limited, a corporation organized under the laws of Australia), and Dy 4 (US) owns all of the issued and outstanding capital stock of each of its direct subsidiaries (Dy 4 Systems, Ltd., a California corporation and Dy 4 (Virginia), Inc., a Virginia corporation).

     WHEREAS, as a material inducement for Sellers to sell the Shares, and for Purchaser to purchase the Shares, Purchaser and Solectron are simultaneously herewith entering into a Transition Services Agreement dated as of the date hereof, in the form attached hereto as Exhibit A (the "Transition Services Agreement"), which shall become effective as of the Closing.

     WHEREAS, Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from Sellers, the Shares, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

     "Accountants" shall have the meaning ascribed thereto in Section 2.2(c).

     "Action" shall mean any claim, action, charge, complaint, suit (whether civil, criminal, administrative), arbitration, grievance, inquiry, proceeding or formal or informal investigation by or before any Governmental Authority or duly appointed arbitration authority.

     "Adjustment Amount" shall have the meaning ascribed thereto in Section 2.2(b).

     "Adjustment Amount Schedule" shall have the meaning ascribed thereto in
Section 2.2(c).

     "Advance Payments" shall mean payments received by any Dy 4 Entity or any affiliate of a Dy 4 Entity in respect of any Advance Payments Contract for future performance under such Contract.

     "Advance Payments Adjustment Amounts" shall have the meaning ascribed thereto in Section 2.2(b).

     "Advance Payments Contracts" shall mean all contracts or agreements, written or oral, to which any Dy 4 Entity is bound pursuant to which a Dy 4 Entity or its affiliate (i) has received an Advance Payment that has not been actually used or returned as of the date hereof or (ii) is entitled to receive an Advance Payment after the date hereof.

     "Advance Payments Schedule" shall have the meaning ascribed thereto in
Section 2.2(b).

     "affiliate" shall mean, with respect to any specified Person, any other Person, that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Affiliated Group" shall mean a group of corporations (consisting of Solectron and/or any of its Subsidiaries) with which any Dy 4 Entity has filed consolidated, combined, unitary or similar Tax Returns.

     "Agreement" shall have the meaning specified in the preamble to this Agreement.

     "Assets" shall have the meaning specified in Section 4.18.

     "Bonus Schedule" shall have the meaning ascribed thereto in Section 2.2(b).

     "Business" shall mean the businesses engaged in by the Dy 4 Entities as conducted on the date hereof.

     "business day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York City.

     "Canadian EPA" shall mean the Canadian Environmental Protection Act, 1999, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Cleanup" shall mean any corrective action, including any investigation, feasibility study, cleanup, removal, containment or other preventative action, or other remediation or response action required under any applicable Environmental Law (whether or not such Cleanup has been required or requested by any Governmental Authority or any other Person).

     "Closing Date" shall have the meaning specified in Section 2.3.

     "Closing" shall have the meaning specified in Section 2.3.

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

     "Code" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

     "Competition Act" means the Competition Act (Canada) as amended, and the rules and regulations promulgated thereunder.

     "Confidentiality Agreement" shall mean the confidentiality letter agreement, dated as of July 29, 2003, by and between Solectron and Purchaser.

     "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including the sale of the Shares by the Sellers to the Purchaser; the Purchaser's acquisition and ownership of the Shares and exercise of control over the Dy 4 Entities; the execution, delivery and performance of the Transition Services Agreement; and the performance by the parties hereto of their respective covenants, agreements and obligations under this Agreement.

     "Continuation Period" shall have the meaning specified in Section 6.11.

     "control" (including the terms "controlled by" and "under common control with") shall mean, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Dy 4 Entities" or "Dy 4 Entity" shall mean Dy 4 Systems and its Subsidiaries, and Dy 4 (US) and its Subsidiaries.

     "Dy 4 Intellectual Property" shall have the meaning ascribed thereto in
Section 4.16.

     "Disclosure Schedule" shall mean the Disclosure Schedule attached hereto, dated as of the date hereof, and forming a part of this Agreement, which Disclosure Schedule shall (i) consist of items of disclosure categorized by sections, and (ii) provide information with respect to, or otherwise qualify, the representations and warranties set forth in the corresponding sections of this Agreement and any other sections of this Agreement to the extent that it is readily apparent on the face of such disclosure that such disclosure applies to such other sections of this Agreement.

     "dollars" and the sign "$" shall each mean lawful money of the United States of America.

     "Employee Plans" shall have the meaning specified in Section 4.19.

     "Encumbrance" shall mean any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement, option, right of first refusal, covenant or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership, equitable interest, easement, tenancy or other possessory interest, encroachment, indenture, right of way, deed of trust, lease or security agreement, excluding non-exclusive licenses of Intellectual Property.

     "Environmental Claim" shall mean any claim, Action, cause of action, investigation or written notice, order, direction or requirement by any Person alleging potential liability or demanding a remedy, whether civil, administrative, criminal or quasi-criminal (including, without limitation, potential liability for the costs of any Cleanup, governmental response costs, natural resources damages, property damage, personal injuries, harm or injury to public health, nuisance or fines, penalties or monetary or non-monetary sanctions (including, without limitation, loss of any Permit)) arising out of, based on or resulting from (i) the presence or Release of any Hazardous Materials at any location or (ii) circumstances forming the basis of any violation of any Environmental Law.

     "Environmental, Health and Safety Liabilities" shall mean any cost, damage, expense, liability, obligation, or other responsibility arising from or under Environmental Law or consisting of or relating to any Environmental Claim.

     "Environmental Law" shall mean any applicable Law, permit, Governmental Order, or other governmental restriction or requirement in effect as of the Closing Date, relating directly or indirectly to (i) the environmental aspects of product approvals, (ii) the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land); (iii) providing safe and healthful working conditions and reducing occupational safety and health hazards, including any program designed to provide safe and healthful working conditions, including the United States Occupational Safety and Health Act and the Occupational Health and Safety Act (Ontario) and (iv) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, recycling, Release or disposal of Hazardous Materials, including the United States Federal Solid Waste Disposal Act; the United States Federal Clean Air Act (including, without limitation, the United States Clean Air Act Amendments of 1990); the United States Federal Water Pollution Control Act; the United States Hazardous Materials Transportation Act; the United States Federal Toxic Substances Control Act; the United States Federal Resource Conservation and Recovery Act of 1976; the United States National Environmental Policy Act; the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA"); the Canadian EPA; the Ontario EPA; and all amendments thereto, and all rules and regulations promulgated by any Governmental Authority thereunder.

     "Environmental Permit" shall mean any permit, approval, identification number, license, certificate, or other authorization of a Governmental Authority required under any applicable Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended through the date hereof, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean any person or entity under common control with any of the Dy 4 Entities within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended through the date hereof, and the rules and regulations promulgated thereunder.

     "Financial Statements" shall have the meaning specified in Section 4.6.

     "Governmental Authority" shall mean any national, foreign, multinational, federal, state, provincial, municipal, local, or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or other judicial body.

     "Governmental Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered issued, made or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

     "Hazardous Materials" shall mean (i) all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.300.5, (ii) all radioactive materials, asbestos and asbestos-containing materials, polychlorinated biphenyls, petroleum products and by-products, all solid, semi-solid, liquid or gaseous substances which are toxic, ignitable, corrosive, carcinogenic or otherwise dangerous to human, plant or animal health, and (iii) all substances defined or listed as "hazardous substances," "toxic substances," "hazardous waste," "toxic pollutants" in, or otherwise regulated under any Environmental Law, including the meanings ascribed to them in CERCLA, the Canadian EPA and the Ontario EPA as in effect from time to time and in any rules and regulations promulgated thereunder by any Governmental Authority.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean the Owned Intellectual Property and the Licensed Intellectual Property.

     "Inventories" shall mean all inventory, merchandise, finished goods, work in process, raw materials, parts, packaging, pallets, and supplies on hand (wherever located) and other personal property in transit, maintained or held by or for the Dy 4 Entities.

     "IP Rights" shall mean any or all of the following throughout the world:
(i) all patents and applications therefore and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) all inventions (whether patentable or not), invention disclosures and improvements, all trade secrets, proprietary information, know-how and technology ("Trade Secrets"); (iii) all works of authorship, copyrights, mask works, copyright and mask work registrations and applications ("Copyrights"); and (iv) all trade names, logos, trademarks and service marks; trademark and service mark registrations and applications ("Trademarks").

     "IRS" shall mean the Internal Revenue Service of the United States.

     "knowledge" shall mean, with respect to any specified Person, (i) if such Person is an individual, the actual knowledge of such Person, and (ii) if such Person is not an individual, the actual knowledge of any executive officer (or other individual serving in a similar capacity) of such Person.

     "Law" shall mean any treaty, statute, law, ordinance, regulation, rule, code, foreign, international, multinational, Governmental Order, constitution, or other requirement enacted, entered or promulgated by any Governmental Authority.

     "Leased Real Property" shall mean the real property presently leased by or subject to an agreement to lease or sublease or other use or occupancy agreement by any of the Dy 4 Entities as tenant.

     "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable.

     "Licensed Intellectual Property" shall mean all material IP Rights licensed or sublicensed to any of the Dy 4 Entities from a third party.

     "Loss" or "Losses" shall have the meaning specified in Section 10.2.

     "Material Adverse Effect" shall mean any circumstance involving any change in or effect on the Business that is materially adverse to the Business, operations, Assets or Liabilities, results of operations or financial condition of the Dy 4 Entities, taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse

Effect: any circumstance, change or effect resulting from or arising out of (i) the announcement of this Agreement or the pendency of the transactions contemplated by this Agreement; (ii) the performance by Sellers, Dy 4 Systems and Dy 4 (US) of their respective obligations under this Agreement or as required by applicable Law or accounting requirements; (iii) general economic conditions in the United States, Canada or other countries where any of the Dy 4 Entities conduct the Business; (iv) general conditions in the industries in which any of the Dy 4 Entities conduct the Business; (v) any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof; or (vi) any failure by any of the Dy 4 Entities to meet projections or forecasts for any period ending on or after the date of this Agreement.

     "Material Contracts" shall have the meaning specified in Section 4.15.

     "Officer's Certificate" shall have the meaning specified in Section 10.4.

     "Ontario EPA" shall mean the Environmental Protection Act (Ontario), as amended from time to time, and the rules and regulations promulgated thereunder.

     "ordinary course of business" shall mean an action taken by a Dy 4 Entity only if such action is consistent with the past practices of the Dy 4 Entity and is taken in the ordinary course of its normal day-to-day operations; such action is not required to be specifically authorized by the board of directors or stockholders of the Dy 4 Entity; and such action is similar in nature and magnitude to actions customarily taken without specific authorization by the board of directors or stockholders.

     "Owned Intellectual Property" shall mean all material IP Rights owned by any of the Dy 4 Entities.

     "Owned Real Property" shall mean the real property presently owned by any of the Dy 4 Entities, together with all buildings and other structures, facilities or improvements currently or hereafter located thereon.

     "Permits" shall have the meaning specified in Section 4.13.

     "Permitted Encumbrances" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Encumbrances for Taxes, assessments, charges, levies or other claims not yet delinquent, or the validity of which are being contested in good faith and adequately reflected or reserved against in the Reference Balance Sheet and, to the extent incurred in the ordinary course of business after the Reference Balance Sheet Date, adequately reflected or reserved against in the consolidated financial statements of Dy 4 Systems and Dy 4 (US) in accordance with U.S. GAAP applied in a manner consistent with the Reference Balance Sheet;
(ii) Encumbrances imposed by Law, such as materialmen's, mechanics' carriers', workmen's and repairmen's liens and other similar liens for amounts not yet delinquent, or the validity of which are being contested in good faith; (iii) pledges or deposits to secure obligations under workers' compensation Laws or similar legislation or to secure public or statutory obligations; (iv) Encumbrances, irregularities, easements, reserves, servitudes, encroachments, rights of way or other imperfections of title or possession the existence of which do not materially interfere with the present use of the affected property; and (v) registered easements, rights-of-way, restrictive covenants and servitudes and other similar rights in land granted to, reserved or taken by any Governmental Authority or public utility; or any registered subdivision, development, servicing, site plan or other similar agreement with any Governmental Authority or public utility.

     "Person" shall mean any individual, general or limited partnership, firm, corporation, joint venture, association, estate, trust, labor union, unincorporated organization, or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act through the date hereof and any Governmental Authority.

     "Post-Closing Period" shall mean any taxable period or portion of a period that begins after the Closing Date.

     "Pre-Closing Period" shall mean any taxable period or portion of a period that begins on or before the Closing Date and ends on the Closing Date.

     "Purchase Price" shall mean One Hundred Ten Million Dollars ($110,000,000) less the Adjustment Amount, if any, determined in accordance with the provisions of Section 2.2(b).

     "Purchaser" shall have the meaning specified in the preamble to this Agreement.

     "Purchaser Indemnified Parties" shall have the meaning specified in Section 10.2.

     "Real Property" shall mean the Leased Real Property and the Owned Real Property.

     "Receivables" shall mean any and all accounts receivable, notes and other amounts receivable owed to any of the Dy 4 Entities from third parties (not including Solectron or any of its Subsidiaries), arising from the conduct of the Business, together with all unpaid financing charges accrued thereon.

     "Reference Balance Sheet Date" shall mean August 29, 2003.

     "Reference Balance Sheet" shall mean the audited consolidated balance sheet of the Dy 4 Entities dated as of August 29, 2003, a copy of which is set forth in Section 4.6 of the Disclosure Schedule.

     "Registered IP Rights" shall mean all United States, Canadian, international and foreign: (i) patents and applications for patents (including provisional applications); (ii) registered trademarks or service marks; and
(iii) registered copyrights; in each case that are the subject of an application, certificate, filing, registration or other document issued, filed with or recorded by any Governmental Authority.

     "Regulations" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

     "Related Person" shall mean (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

          For purposes of this definition, the term "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person. The Sellers shall be deemed to be Related Persons of the Dy 4 Entities.

     "Release" shall mean any release, spill, emission, discharge, pouring, emptying, escaping, leaking, pumping, injection, deposit, disposal, dispersal, or leaching into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata, including the abandonment or discarding of barrels, containers, and other receptacles containing Hazardous Materials) or into or out of any property (including but not limited to any structure or equipment), including the migration or other movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

     "Securities Act" shall mean the Securities Act of 1933, as amended through the date hereof.

     "Seller Indemnified Parties" shall have the meaning specified in Section 10.2.

     "Sellers" shall have the meaning specified in the preamble to this Agreement.

     "Shares" shall have the meaning specified in the recitals to this Agreement.

     "Straddle Period" shall mean any taxable period that begins before and ends after the Closing Date.

     "Subsidiary" shall mean, with respect to any Person, any other corporation, limited liability company, general or limited partnership, unincorporated association, trust or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, trust or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

     "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other like charges (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, including (i) taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; and (iii) customs duties, tariffs, and similar charges, whether or not disputed and including any obligations to indemnify or otherwise assume or succeed to the Tax Liability of another Person.

     "Tax Arbitrator" shall mean a nationally recognized accounting or law firm mutually acceptable to Solectron and Purchaser engaged in a dispute related to a Tax Contest.

     "Tax Attributes" shall mean net operating losses, capital losses and tax credits, and carryovers thereof, for purposes of federal income or state and provincial income or franchise taxes.

     "Tax Contest" shall mean an audit, claim, dispute or controversy relating to Taxes.

     "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     "Third Party Proceedings" shall have the meaning specified in Section 10.3.

     "Threatened" shall mean with respect to a claim, Action, dispute, or other matter that a demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Action, dispute, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

     "Transferred Employees" shall have the meaning specified in Section 6.11.

     "Transferred Former Employees" shall have the meaning specified in Section 6.11.

     "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

     Section 1.2. Other Interpretive Provisions. With reference to this Agreement, unless otherwise specified herein, the following interpretive provisions shall apply:

          (a) the meanings of defined terms are equally applicable to the singular and plural forms of such defined terms;

          (b) the words "herein," "hereto," "hereof" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof;

          (c) Article, Section, Exhibit and Schedule references are to this Agreement;

          (d) the term "including" is by way of example and not limitation and "or" has the inclusive meaning of the phrase "and/or";

          (e) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;

          (f) in the computation of periods of time from a specified date to a later specified date, (i) the word "from" shall mean "from and including;" (ii) the words "to" and "until" each mean "to but excluding;" and (iii) the word "through" shall mean "to and including";

          (g) article and section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement; and words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing individuals shall include Persons and vice versa; and

          (h) whenever anything is required to be done or any action is required to be taken hereunder on or by a day which is not a business day, then such thing may be validly done and such action may be validly taken on or by the next succeeding day that is a business day.

                                   ARTICLE II

                                PURCHASE AND SALE

     Section 2.1. Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, assign, transfer, convey and deliver to Purchaser or cause to be sold, assigned, transferred, conveyed and delivered to Purchaser, free and clear of any and all Encumbrances (other than restrictions on transfer under applicable U.S. federal and state and Canadian provincial securities laws), and Purchaser shall purchase, all Shares held by such Seller, as set forth opposite such Seller's name on Schedule I hereto.

     Section 2.2. Purchase Price.

          (a) In consideration for the sale of Shares pursuant to Section 2.1, upon the terms and subject to the conditions set forth in this Agreement, Purchaser shall pay to the Sellers the Purchase Price, such amount to be allocated among such Sellers in accordance with Schedule I hereto.

          (b) Purchaser shall cause Dy 4 Systems to prepare a schedule ("Advance Payments Schedule") setting forth (i) the aggregate amount of all Advance Payments received by the

Dy 4 Entities or their affiliates in respect of the Advance Payments Contracts as of the Closing Date, less (ii) the aggregate amount of all Advance Payments attributable to (A) equipment or inventory purchased by the Dy 4 Entities or their affiliates in accordance with the terms of such Advance Payments Contracts, (B) work performed by the Dy 4 Entities or their affiliates under such Advance Payments Contracts, or (C) goods or services delivered by the Dy 4 Entities or their affiliates in accordance with the terms of such Advance Payments Contracts, in each case as of the Closing Date. In addition, Purchaser shall cause Dy 4 Systems to prepare a schedule ("Bonus Schedule") of the accrued, but unpaid bonus amounts payable to employees of the Dy 4 Entities. In connection with the preparation of the Bonus Schedule, bonus amounts for the partial quarterly period that includes the Closing Date shall be accrued in the proportionate amounts of the bonus metrics achieved as of the Closing Date. The difference between the amount set forth in clause (i) above, less the amount set forth in clause (ii) above, if a positive number, is referred to herein as the "Advance Payment Adjustment Amount". If the Advance Payment Adjustment Amount is a positive number, the "Adjustment Amount" will be the Advance Payment Adjustment Amount plus the amount of the unpaid bonuses reflected on the Bonus Schedule. If the Advance Payment Adjustment Amount is a negative number, the "Adjustment Amount" will be the amount of the unpaid bonuses reflected on the Bonus Schedule.

          (c) Purchaser shall cause Dy 4 Systems to deliver the Advance Payments Schedule and Bonus Schedule (collectively, referred to herein as the "Adjustment Amount Schedule") to Solectron within sixty days after the Closing Date. If within thirty days following delivery of the Adjustment Amount Schedule, Solectron has not given Purchaser written notice of its objection to the Adjustment Amount Schedule (such notice must contain a statement of the basis of Solectron's objection in reasonable detail, including Solectron's calculation of the Adjustment Amount), then the Adjustment Amount, if any, produced pursuant to
Section 2.2(b) above based upon the Adjustment Amount Schedule shall be deemed conclusive, final and binding on the parties. If Solectron gives such written notice of objection, then the issues in dispute will be submitted to Ernst & Young LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties.

          (d) (i) Purchaser shall pay that portion of the fees of the Accountants equal to the fraction, the numerator of which is the difference between the Dy 4 Systems' calculation of the Adjustment Amount, minus the Accountants final calculation of the Adjustment Amount, and the denominator of which is the difference between the Dy 4 Systems' calculation of the Adjustment Amount, minus Solectron's calculation of the Adjustment Amount, and (ii) Solectron shall pay that portion of the fees of the Accountants equal to the fraction, the numerator of which is the difference between the Accountants final calculation of the Adjustment Amount, minus Solectron's calculation of the Adjustment Amount, and the denominator of which is the difference between the Dy 4

Systems' calculation of the Adjustment Amount, minus Solectron's calculation of the Adjustment Amount.

          (e) On the tenth business day following the final determination of the Adjustment Amount, if any, Solectron will pay the Adjustment Amount to Purchaser. All payments will be made together with simple interest thereon from the Closing Date through the date of payment at the rate of interest published in The Wall Street Journal as of the Closing Date (or, if not a business day, as of the next business day) as the "prime rate." Payment must be made in immediately available funds for deposit in an account designated in writing to Parent by Purchaser.

     Section 2.3. Closing. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at Wilson Sonsini Goodrich & Rosati, P.C., One Market, Spear Tower, Suite 3300, San Francisco, California 94105, on such date and at such time as Solectron, on behalf of Sellers, and Purchaser may mutually agree, which date shall be no later than the second (2nd) business day after the satisfaction or valid waiver of the conditions set forth in Article VIII that are capable of being satisfied prior to the Closing (the day on which the Closing takes place being referred to herein as the "Closing Date").

     Section 2.4. Closing Deliveries of Sellers. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall deliver, or cause to be delivered, to Purchaser the following:

          (a) a stock certificate evidencing the Shares held by such Seller, duly endorsed in blank or accompanied by stock powers duly executed in blank; and

          (b) each of the documents required to be delivered by Sellers pursuant to Section 8.3 that has not been delivered prior to the Closing.

     Section 2.5. Closing Deliveries of Dy 4 Systems and Dy 4 (US). Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Dy 4 Systems and Dy 4 (US) shall deliver, or cause to be delivered, to Purchaser each of the documents required to be delivered by Dy 4 Systems and Dy 4 (US) pursuant to Section 8.3 that has not been delivered prior to the Closing.

     Section 2.6. Closing Deliveries of Purchaser. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall deliver, or cause to be delivered:

          (a) To Sellers, One Hundred Ten Million Dollars ($110,000,000), by wire transfer in immediately available funds to the bank account or accounts designated by Solectron in writing not fewer than two (2) business day prior to the Closing;

          (b) To Sellers, each of the documents required to be delivered by Purchaser pursuant to Section 8.2 that has not been delivered prior to the Closing.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     As an inducement to Purchaser to enter into this Agreement, each of the Sellers, hereby jointly represents and warrants to Purchaser that, except as set forth in the Sellers' Disclosure Schedule:

     Section 3.1. Authority. Each of the Sellers has all necessary power and authority to enter into this Agreement and the Transition Services Agreement (to the extent it is a party thereto), to carry out such Person's obligations hereunder and thereunder, and to consummate the Contemplated Transactions. Each of this Agreement and the Transition Services Agreement has been duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by Purchaser and each other party hereto) each of this Agreement and the Transition Services Agreement constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     Section 3.2. No Conflict. Assuming compliance with the notification requirements of the HSR Act and, if applicable, the Competition Act, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.3, the execution, delivery and performance of this Agreement, and the Transition Services Agreement by each of the Sellers does not and will not (i) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of such Person, (ii) conflict with or violate any Law or Governmental Order applicable to such Person or the Shares held thereby, or (iii) result in the creation of any Encumbrance (other than restrictions on transfer under applicable U.S. federal and state and Canadian provincial securities laws) on any of the Shares held by such Person pursuant to any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, offer to lease, agreement to lease, license, permit, franchise or other instrument or arrangement to which such Person is a party or by which any of the Shares held by such Person is bound or affected, in each case which could reasonably be expected to have a material adverse effect on the ability of Sellers or any Dy 4 Entity to consummate the Contemplated Transactions.

     Section 3.3. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Transition Services Agreement by such Person does not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except the notification requirements of the HSR Act and any applicable foreign antitrust regulations, including the Competition Act.

     Section 3.4. Ownership of Shares. Each Seller owns of record the Shares set forth opposite such Seller's name on Schedule I hereto, free and clear of all Encumbrances (other than restrictions on transfer under applicable U.S. federal and state and Canadian provincial securities laws) and upon consummation of the Contemplated Transactions, Purchaser shall have good and valid title to the Shares free and clear of any Encumbrance (other than restrictions on transfer under applicable U.S. federal and state and Canadian provincial securities laws).

                                   ARTICLE IV

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                     OF SELLERS, DY 4 SYSTEMS AND DY 4 (US)

     As an inducement to Purchaser to enter into this Agreement, each of the Sellers and Dy 4 Systems and Dy 4 (US) hereby represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule:

     Section 4.1. Organization and Qualification.

          (a) Dy 4 Systems is a corporation duly organized, validly existing and in good standing under the laws of Ontario, and Dy 4 (US) is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and each has all requisite power and authority to own, lease and operate its properties and to conduct its Business.

          (b) Each of the Dy 4 Entities is duly qualified or licensed and in good standing to conduct its Business in each jurisdiction in which the property owned, leased or operated by it or the nature of the Business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

     Section 4.2. Capitalization. The authorized capital stock of Dy 4 Systems consists of an unlimited number of shares of common stock. There is no other capital stock or equity security of Dy 4 Systems authorized for issuance. There are 8,692,296 shares of Dy 4 Systems common stock issued and outstanding, all of which outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. The authorized capital stock of Dy 4 (US) consists of 20,000 shares of common stock and 2,000 shares of preferred stock, all of which are designated Series A Preferred Stock. There is no other capital stock or equity security of Dy 4 (US) authorized for issuance. There are 8,000 shares of Dy 4 (US) common stock and 2,000 shares of Dy 4 (US) Series A Preferred Stock issued and outstanding, all of which outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights. The Shares constitute all of the issued and outstanding shares of capital stock of Dy 4 Systems and Dy 4 (US). Except as set forth above there are not outstanding any
(i) securities of any Dy 4 Entity convertible into, or exchangeable or exercisable for, shares of capital stock or equity securities of Dy 4 Systems or Dy 4 (US), or (ii) options, warrants or other rights to acquire from any Dy 4 Entity any shares of capital stock or equity securities or securities convertible into or exchangeable or exercisable for shares of capital stock or equity securities of Dy 4 Systems or Dy 4 (US).

     Section 4.3. Subsidiaries. Section 4.3 of the Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all of Dy 4 Systems' and Dy 4 (US)'s Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary. Dy 4 Systems has delivered to Purchaser accurate and complete copies of the certificate of incorporation and bylaws (or similar governing documents), as currently in full force and effect, of each of Dy 4 Systems' and Dy 4 (US)'s Subsidiaries. All of the capital stock or other equity interests of each Subsidiary is owned of record by Dy 4 Systems or Dy 4 (US).

     Section 4.4. Authority. Each of Dy 4 Systems and Dy 4 (US) has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Person, and (assuming due authorization, execution and delivery by Purchaser and each other party hereto) this Agreement constitutes a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     Section 4.5. No Conflict. The execution, delivery and performance of this Agreement by Dy 4 Systems and Dy 4 (US) does not and will not conflict in any material respect with, or result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance (excluding a Permitted Encumbrance) on any of the Assets or properties of Dy 4 Systems or Dy 4 (US) pursuant to, any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, offer to lease, agreement to lease, license, permit, franchise or other instrument or arrangement to which Dy 4 Systems or Dy 4 (US) is a party or by which any of such other assets or properties is bound or affected, in each case which could reasonably be expected to have a Material Adverse Effect.

     Section 4.6. Financial Statements. Dy 4 Systems and Dy 4 (US) have provided to the Purchaser the audited consolidated balance sheet and statement of income, changes in stockholders' equity and cash flows of Dy 4 Systems and Dy 4 (US) as of and for the fiscal year ended August 29, 2003. Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, fairly present in all material respects the financial condition, results of operations and cash flows of the Dy 4 Entities as of the respective date thereof and for the period referred to therein and are consistent in all material respects with the books and records of the Dy 4 Entities.

     Section 4.7. No Undisclosed Liabilities. There are no Liabilities of any Dy 4 Entity other than Liabilities (i) adequately reflected or reserved against on the Reference Balance Sheet, (ii) identified in the Disclosure Schedule, (iii) in respect of IP rights, other than under the representations, warranties and covenants in this Agreement, (iv) arising out of one or more of the types of matters addressed in the representations, warranties, covenants or agreements made in this Agreement and (A) not required to be disclosed in the Disclosure Schedule by the terms of any such representation or warranty or (B) permitted to exist or be incurred by the terms of any such covenant or agreement, as the case may be, (v) covered by insurance, indemnification, contribution or comparable arrangements, (vi) incurred since the Reference Balance Sheet Date in the ordinary course of business, (vii) for Taxes incurred or accrued in the ordinary course of business since the Reference Balance Sheet Date, or (viii) that would not reasonably be expected to have a Material Adverse Effect.

     Section 4.8. Receivables. Except to the extent, if any, reserved for on the Reference Balance Sheet, all Receivables reflected on the Reference Balance Sheet relating to sale of Inventory or services arose from, and such Receivables existing on the Closing Date will have arisen from, the sale of Inventory or services to Persons not affiliated with any Dy 4 Entity and in the ordinary course of business.

     Section 4.9. Inventories. Subject to amounts reserved therefor on the Reference Balance Sheet, (i) the values at which all Inventories are carried on the Reference Balance Sheet reflect the historical inventory valuation policy of the Dy 4 Entities and (ii) the Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended.

     Section 4.10. Conduct in the Ordinary Course; Absence of Material Adverse Effect. Since the Reference Balance Sheet Date, the Business has been conducted in the ordinary course of business and there has occurred no Material Adverse Effect and neither Sellers nor any Dy 4 Entity has any knowledge of any fact or matter which would reasonably be expected to have a Material Adverse Effect.

     Section 4.11. Litigation. There are no Actions by or against any Dy 4 Entity, or affecting any of the Assets of the Business, pending before, or to the knowledge of Sellers, Dy 4 Systems or Dy 4 (US), Threatened to be brought by or before, any Governmental Authority or by any other Person that could reasonably be expected to have a Material Adverse Effect. No Dy 4 Entity, nor any of their respective assets or properties, is subject to any material Governmental Order, nor, to the knowledge of Sellers or any Dy 4 Entity, are there any such material Governmental Orders Threatened to be imposed by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

     Section 4.12. Compliance with Laws. Each Dy 4 Entity has conducted and continues to conduct the Business in accordance with all Laws and Governmental Orders applicable to such Dy 4 Entity, as the case may be, or the Assets or the Business, except as would not reasonably be expected to have a Material Adverse Effect, and no Dy 4 Entity is in violation of, and to the knowledge of Sellers or any Dy 4 Entity, no Dy 4 Entity is Threatened with any violation, of any such Law or Governmental Order, except as would not reasonably be expected to have a Material Adverse Effect.

     Section 4.13. Permits. No Dy 4 Entity is in violation of or default under, and to the knowledge of Sellers or any Dy 4 Entity, no Dy 4 Entity is Threatened with any violation of any permit, license, franchise or authorization from any Governmental Authority or any other Person used in its Business as presently conducted and material to the Business (collectively, the "Permits") and no Permit will be revoked, terminated prior to its normal expiration date or not renewed solely as a result of the consummation of the transactions contemplated by this Agreement, except, in all cases, for any violation, default, revocation, termination or renewal that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

     Section 4.14. Environmental Matters.

          (a) Each Dy 4 Entity is, and at all times has been, in compliance in all material respects with, and has not been and is not in violation of or liable under any Environmental Law, in any material respect. Neither Sellers nor any Dy 4 Entity has, nor has any other Person for whose conduct a Dy 4 Entity is or may be held responsible under Law or by contract or agreement, received, any actual or, to the knowledge of Sellers or the Dy 4 Entities, Threatened order, notice, or other communication from (i) any Governmental Authority or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Real Property, alleging on the part of any Dy 4 Entity or Person for whose conduct a Dy 4 Entity is or may be responsible under Law or by contract or agreement, any actual or potential violation of or failure to comply with any Environmental Law, or of any actual or, to the knowledge of Sellers or any Dy 4 Entities, Threatened Environmental Claim or obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Real Property or any other properties or assets (whether real, personal, or mixed) in which a Dy 4 Entity has had an interest, or with respect to any Real Property or any other property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by a Dy 4 Entity, or any other Person for whose conduct they are or may be held responsible under Law or by contract or agreement, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed of, recycled, or received.

          (b) There are no pending or, to the knowledge the Sellers or any Dy 4 Entities, Threatened Environmental Claims or Encumbrances (other than Permitted Encumbrances), resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Real Property or any other properties and assets (whether real, personal, or mixed) in which a Dy 4 Entity has or had an interest.

          (c) Neither Sellers nor a Dy 4 Entity has, nor has any of them or any other Person for whose conduct they are or may be held responsible under Law or by contract or agreement, received, any citation, directive, inquiry, notice, Governmental Order, summons, warning, or other communication that relates to Hazardous Materials or any activity involving Hazardous Materials alleging on the part of such party actual, or potential violation of or failure to comply with any Environmental Law, or of any alleged, actual, or potential Environmental Claim or other obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Real Property or any other properties or assets (whether real, personal, or mixed) in which a Dy 4 Entity has had an interest, or with respect to any Real Property or any other property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by a Dy 4 Entity, or any other Person for whose conduct they are or may be held responsible under Law or by contract or agreement, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed of, recycled, or received. No Dy 4 Entity is subject to any judgment, decree, order or citation (involving any Dy 4 Entity or any of their affiliates) related to or arising out of any Environmental Laws. No Dy 4 Entity has been named or listed as a potentially responsible party by any Governmental Authority in any matter arising under any Environmental Law, except as would not be reasonably likely to result in a material Liability to any Dy 4 Entity.

          (d) Except as would not be reasonably likely to result in a material Liability to any Dy 4 Entity, neither Sellers nor a Dy 4 Entity, nor any other Person for whose conduct a Dy 4 Entity is or may be held responsible under Law or by contract or agreement, is subject to or received any notice of any Environmental Claim or Environmental, Health, and Safety Liabilities with respect to the Real Property or with respect to any other properties and assets (whether real, personal, or mixed) in which a Dy 4 Entity (or any predecessor), has or had an interest, or with respect to any property geologically or hydrologically adjoining the Real Property or any such other property or assets.

          (e) There are no Hazardous Materials present on or in the Environment at the Real Property or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, or deposited or located in land, water, sumps, or any other part of the Real Property or such adjoining property, or incorporated into any structure therein or thereon, except the presence of which would not be reasonably likely to result in a material liability to any Dy 4 Entity. Neither Sellers nor a Dy 4 Entity, nor any other Person for whose conduct a Dy 4 Entity is or may be held responsible under Law or by contract or agreement, nor to the knowledge of Sellers or any Dy 4 Entity, any other Person, has permitted or conducted, or is aware of, any activity involving Hazardous Materials conducted with respect to the Real Property or any other properties or assets (whether real, personal, or mixed) in which a Dy 4 Entity has or had an interest, except as would not be reasonably likely to result in a material Liability to any Dy 4 Entity.

          (f) Except as would not be reasonably likely to result in a material Liability to any Dy 4 Entity, there has been no Release or, to the knowledge of Sellers or any Dy 4 Entity, Threat of Release, of any Hazardous Materials at or from the Real Property or, to the knowledge of Sellers and each Dy 4 Entity, at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by a Dy 4 Entity, or from or by any other properties and assets (whether real, personal, or mixed) in which a Dy 4 Entity has or had an interest, or any geologically or hydrologically adjoining property, whether by the Sellers, a Dy 4 Entity, or any other Person.

          (g) The Dy 4 Entities have delivered to the Purchaser complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Sellers or a Dy 4 Entity pertaining to Hazardous Materials or any activity involving Hazardous Materials in, on, or under the Real Property, or concerning compliance by each Dy 4 Entity, or any other Person for whose conduct a Dy 4 Entity is responsible under Law or by contract or agreement, with Environmental Laws.

          (h) To the Sellers' or any Dy 4 Entity's knowledge, there are not now nor have there ever been, any underground storage tanks on, under or at any real estate now or heretofore owned or leased by a Dy 4 Entity which contain or contained Hazardous Materials, which, if known to be present in soils or ground water, may reasonably be expected to require a Cleanup for which any of the Dy 4 Entities may be held liable.

          (i) To the Sellers' or any Dy 4 Entity's knowledge, each Dy 4 Entity has in full force and effect all Permits and other approvals required to be maintained under any Environmental Laws applicable to a Dy 4 Entity or any Real Property, except where the failure to hold or maintain same would not have a Material Adverse Effect.

     Section 4.15. Material Contracts.

          (a) For purposes hereof, the term "Material Contracts" shall mean all contracts or agreements, written or oral, to which any Dy 4 Entity is bound:

               (i) for the purchase by a Dy 4 Entity of goods involving anticipated annual payments, in the case of contracts with suppliers, in excess of $250,000, or, with anticipated annual receipts, in the case of contracts with customers, in excess of $1,000,000 and in either case that are not terminable upon notice of 90 days or less without material penalty;

               (ii) pertaining to employment, consulting or severance arrangements with any officer, director, or employee of a Dy 4 Entity (other than offer letters with respect to "at will" employment or as required by Law or any collective bargaining agreement);

               (iii) relating to the borrowing of money or the guaranteeing or securing of any obligation for borrowed money (including letters of credit) involving an amount in excess of $100,000, except in the ordinary course in connection with accounts payable;

               (iv) relating to leases, licenses, installment and conditional sale agreements, and other contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any personal property, provided in each case such contract involves an amount in excess of $50,000 per annum;

               (v) relating to Leased Real Property, rental or occupancy agreements, and other contracts affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real property, provided in each case such contract involves an amount in excess of $100,000 per annum;

               (vi) relating to collective bargaining agreements or other contracts with any labor union;

               (vii) relating to any material joint venture partnership or similar legal relationship;

               (viii) that prohibit a Dy 4 Entity from freely engaging in any business in any specified geographical area or from soliciting customers;

               (ix) relating to licenses and other agreements concerning (A) Owned Intellectual Property, or (B) Licensed Intellectual Property, provided in each case (1) annual payments or receipts of greater than $500,000 were attributable to such license or agreement in fiscal year 2003 and annual payments or receipts of greater than $500,000 are reasonably anticipated to be attributable to such license or agreement in fiscal year 2004, or (2) such license or agreement is otherwise material to the operation of the Business; and

               (x) not otherwise described that are material to the conduct of the Business as currently conducted, or that are not entered into in the ordinary course of business, and that involve payments or expenditures in excess of $100,000 over its term.

          (b) Section 4.15(b) of the Disclosure Schedule sets forth a complete list, as of the date hereof, of all Material Contracts that any of the Dy 4 Entities is party to or by which any of them is bound. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Material Contract is valid, binding and enforceable against the Dy 4 Entity party to such Material Contract, (ii) each Dy 4 Entity has performed, in all material respects, all obligations under the Material Contracts required to be performed by it and, to the knowledge of Sellers, Dy 4 Systems and Dy 4 (US), no Dy 4 Entity has received any written claim of any material default under any Material Contract and (iii) neither Dy 4 Systems nor Dy 4 (US) has knowledge of any material breach or anticipated breach by any other party to any Material Contract.

          (c) Section 4.15(c) of the Disclosure Schedule sets forth a complete list, as of the date hereof, of all Advance Payments Contracts. Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Advance Payments Contract is valid, binding and enforceable against the Dy 4 Entity party to such Advance Payments Contract, (ii) each Dy 4 Entity has performed, in all material respects, all obligations under the Advance Payments Contracts required to be performed by it and, to the knowledge of Sellers, Dy 4 Systems and Dy 4 (US), no Dy 4 Entity has received any written claim of any material default under any Advance Payments Contract and (iii) neither Dy 4 Systems nor Dy 4 (US) has knowledge of any material breach or anticipated breach by any other party to any Advance Payments Contract.

     Section 4.16. Intellectual Property.

          (a) Each of the Dy 4 Entities owns or has the right to use all IP Rights necessary for, or used in, the operation of its Business (the "Dy 4 Intellectual Property"), except for any failure to own or have the right to use Dy 4 Intellectual Property that would not reasonably be expected to have a Material Adverse Effect.

          (b) Section 4.16 of the Disclosure Schedule lists each item of Registered IP Rights included within Owned Intellectual Property. Each item of Owned Intellectual Property is owned free and clear of all Encumbrances, except Permitted Encumbrances. The rights of the Dy 4 Entities in or to the Owned Intellectual Property do not infringe the IP Rights of any other Person, and neither the Sellers nor Dy 4 Systems or Dy 4 (US) has received any claim or written notice from any Person to such effect.

     Section 4.17. Real Property. Section 4.17 of the Disclosure Schedule lists the address of each parcel of Owned Real Property and Leased Real Property, including whether such Real Property is being held for sale or is leased or subleased by any of the Dy 4 Entities to a third party. Each parcel of Owned Real Property is owned free and clear of all Encumbrances (other than Permitted Encumbrances), and each parcel of Leased Real Property is leased under a valid and subsisting lease, sublease, offer to lease or agreement to lease. Dy 4 Systems has, or caused to be, made available to Purchaser copies of each deed, lease, sublease, offer to lease or agreement to lease, as the case may be, and all written amendments thereto, relating to the Real Property. Each lease, sublease, offer to lease or agreement to lease relating to the Leased Real Property is in full force and effect, and no Dy 4 Entity is in default of any lease, sublease, offer to lease or agreement to lease in any material respect.

     Section 4.18. Assets. "Assets" means all of the Dy 4 Entities' right, title and interest in and to all of the material properties and assets used in the conduct of the Business. The Dy 4 Entities own, or in the case of leased or subleased Assets, have valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances, except Permitted Encumbrances. The Assets represent all the assets necessary to conduct the Business as presently being conducted by each Dy 4 Entity.

     Section 4.19. Employee Matters and Benefit Plans.

          (a) Section 4.19(a) of the Disclosure Schedule contains a complete and accurate list of all "employee benefit plans" within the meaning of 'SS'3(3) of ERISA, all material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs or arrangements, and all material employment or compensation agreements, in each case for the benefit of, or relating to, current employees and/or former employees of the Dy 4 Entities (collectively, the "Employee Plans"). All Employee Plans (and each related trust, insurance contract or fund) have been maintained, funded and administered, in all material respects, in accordance with their terms and in compliance in all material respects with the requirements prescribed by applicable Law, and the Dy 4 Entities have performed all material obligations required to be performed by any of them under, and are not in any material respect in violation of the terms of, any of the Employee Plans. Each Employee Plan which is intended to meet the requirements of section 401(a) of the Code has received a determination letter from the IRS that such Employee Plan is so qualified and no facts or circumstances exist that could likely result in the loss of such qualified status. There have been no prohibited transactions (as defined in section 406 of ERISA and section 4975 of the Code) with respect to any Employee Plan or any Employee Plan maintained by an ERISA Affiliate, excluding transactions effected in compliance with an enforceable statutory or administrative exemption pursuant to section 408 of ERISA. To the knowledge of Sellers or any Dy 4 Entities, no fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or the investment of the assets of any Employee Plan. No Action, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Employee Plan (other than routine claims for benefits) is pending or, to the knowledge of Sellers or any Dy 4 Entity, Threatened. No Dy 4 Entity contributes to, or has any obligation to contribute to, or has any material liability under or with respect to any Employee Plan that is a "defined benefit plan" (as defined in section 3(35) of ERISA). For each Employee Plan that is sponsored by a Dy 4 Entity, Dy 4 Systems has, or has caused to be, made available to Purchaser copies of: (i) each Employee Plan and summary plan description of each Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Employee Plan; (iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (iv) the most recent determination letter received from the IRS with respect to any Employee Plan that is intended to be a qualified plan under section 401(a) of the Code; (v) the most recent annual report (Form 5500) with applicable attachments; and (vi) all trust agreements, insurance contracts and other funding arrangements which are related to any Employee Plan. For each Employee Plan, Dy 4 Systems has, or has caused to be, made available to Purchaser a copy of a summary plan description of each Employee Plan.

          (b) There are no Employee Plans subject to Title IV of ERISA or
Section 412 of the Code. No Dy 4 Entity or any ERISA Affiliate, contributes to, has any obligation to contribute to, or has any material Liability (including withdrawal liability as defined in section 4201 of ERISA) under or with respect to any "multiemployer plan" (as defined in section 3(37) of ERISA).

          (c) No Employee Plan provides, or reflects or represents any Liability or potential Liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable Law. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon termination of employment following such transactions) constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), forgiveness of indebtedness or accelerated vesting with respect to any current employees or former employees of the Dy 4 Entities. No payment or benefit which will or may be made by a Dy 4 Entity with respect to any "disqualified individual" in connection with the transactions contemplated by this Agreement (as defined in Code Section 280G and the regulations thereunder) is reasonably likely to be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

          (d) With respect to each employee benefit plan (as such term is defined in Section 3(3) of ERISA) that any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any Liability or potential Liability:

               (i) no such employee benefit plan that is an "Employee Pension Benefit Plan", as defined in section 3(2) of ERISA that is subject to Title IV of ERISA (other than a "Multiemployer Plan" as defined in section 3(37) of ERISA), has been completely or partially terminated or been the subject of a "reportable event" within the meaning of Section 4043 of ERISA. No proceeding by the Pension Benefit Guaranty Corporation ("PBGC") to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or Threatened. The market value of the assets under each such employee benefit plan that is an

Employee Pension Benefit Plan (other than a Multiemployer Plan) equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date of determination.

               (ii) none of the Dy 4 Entities has incurred, and Parent does not expect that any Dy 4 Entity will incur, any Liabilities to the PBGC (other than with respect to any PBGC premiums not yet due) or otherwise under Title IV of ERISA or under the Code with respect to any such employee benefit plan which is an Employee Pension Benefit Plan.

     Section 4.20. Taxes.

          (a) Except to the extent that any failure does not have a Material Adverse Effect, (i) all material Tax Returns required to be filed with respect to the Dy 4 Entities have been timely filed and were correct and complete in all material respects, (ii) all Taxes shown due and owing on such Tax Returns have been paid, (iii) no Dy 4 Entity is currently the beneficiary of any extension of time to file any Tax Return, (iv) no material adjustment relating to any of such Tax Returns has been proposed formally or, to the knowledge of Dy 4 Systems or Dy 4 (US), informally by any Tax authority, and (v) no Dy 4 Entity has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any Affiliated Group) other than the Dy 4 Entities, including any obligation under any tax allocation or sharing agreement, under Section 1.1502-6 of the Regulations or any similar provision of Law, as a transferee or successor, by contract, or otherwise. No representation or warranty is made regarding the availability or utility of Tax Attributes or the amount thereof.

          (b) The Dy 4 Entities have, or have caused to be, made available to Purchaser copies of all Tax Returns filed with respect to the Dy 4 Entities, all Tax audit records with respect to such Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by any Dy 4 Entity. No such Tax Return is the subject of any pending audit proceedings and no Seller or any Dy 4 Entity has received any notice of any proposed audit of any such Tax Return. The statute of limitations in respect of Taxes of the Affiliated Group or any Dy 4 Entity has not been waived, which waiver is still outstanding, and no extension of time with respect to any Tax assessment or deficiency of the Affiliated Group or any Dy 4 Entity is currently still in effect.

          (c) The unpaid Taxes of the Dy 4 Entities (i) did not, as of the date of the Reference Balance Sheet, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) established in accordance with US GAAP on the face of the Reference Balance Sheet (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Dy 4 Entities in filing their Tax Returns.

          (d) No Dy 4 Entity will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change of accounting method for a taxable period ending on or before the Closing Date, (ii) "closing agreement" (as defined in section 7121 of the Code or corresponding or similar provision of any other applicable Law) entered into before the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under section 1502 of the Code (or any corresponding or similar provision of any other applicable Law),
(iv) installment sale or open transaction disposition made on or before the Closing Date, or (v) prepaid amount received on or before the Closing Date.

     Section 4.21. Brokers. Except for Morgan Stanley & Co. Incorporated and/or one or more affiliates thereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding made by or on behalf of such Person. Solectron shall be solely responsible for payment of the fees and expenses of Morgan Stanley & Co. Incorporated and its affiliates.

     Section 4.22. Books and Records. The books of account, minute books, stock record books, and other records of each Dy 4 Entity, all of which have been made available to the Purchaser, are complete and correct in all material respects. The books of account and financial records of each Dy 4 Entity represent actual, bona fide transactions and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. All of these books and records are and at Closing will be in the possession of the respective Dy 4 Entity.

     Section 4.23. Certain Payments. Since December 31, 2001, neither a Dy 4 Entity nor, to Sellers' or any Dy 4 Entity's knowledge, any director, officer, agent, or employee of a Dy 4 Entity, or any other Person associated with or acting for or on behalf of a Dy 4 Entity, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business for a Dy 4 Entity, (ii) to pay for favorable treatment for business secured for a Dy 4 Entity, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of a Dy 4 Entity, or (iv) in violation of any Law for the benefit of or on behalf of a Dy 4 Entity, or (b) established or maintained any fund or asset for the benefit or on behalf of a Dy 4 Entity that has not been recorded in the books and records of a Dy 4 Entity.

     Section 4.24. Relationships With Related Persons. No Related Person of a Dy 4 Entity has any interest in any of the Assets. No Related Person of a Dy 4 Entity owns (of record or as a beneficial owner), an equity interest or any other financial or profit interest in, a Person that has (a) had material business dealings or a material financial interest in any transaction with a Dy 4 Entity, or (b) engaged in direct competition with a Dy 4 Entity with respect to any line of services of a Dy 4 Entity, other than for non-material interests in a publicly traded company. Except (i) as set forth in Section 4.24 of the Disclosure Schedule, (ii) as will be paid at or prior to Closing as set forth in
Section 6.16, or (iii) as compensation to employees in the ordinary course of business, no Related Person of a Dy 4 Entity is a party to any Material Contract with, or has any claim or right against, a Dy 4 Entity. No Related Person of a Dy 4 Entity has any outstanding loans, or guarantees of indebtedness, from a Dy 4 Entity (other than travel and expense advances incurred in accordance with existing established policies of the Dy 4 Entities and in the ordinary course of business).

     Section 4.25. Labor Relations; Compliance.

          (a) No Dy 4 Entity has been nor is a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and to Sellers' or any Dy 4 Entity's knowledge, there is not Threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Action against or affecting a Dy 4 Entity relating to the alleged violation of any Law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, organizational activity, or other labor or employment dispute against or affecting a Dy 4 Entity or its premises, except as would not result in material liability to the Dy 4 Entities, or (iii) any application for certification of a collective bargaining agent. To the Sellers' or any Dy 4 Entity's knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by a Dy 4 Entity, and no such action is contemplated by a Dy 4 Entity. Each Dy 4 Entity has complied in all material respects with all Laws relating to employment, employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of withholding, social security and similar Taxes, occupational safety and health, and plant closing in each case with respect to their current and former employees. No Dy 4 Entity is liable for the payment of any material compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply in all material respects with any of the foregoing Laws.

          (b) No notice has been received by Dy 4 Systems nor, to the knowledge of Sellers or any Dy 4 Entity, has any complaint been Threatened or filed by any Dy 4 Systems employee which has not been resolved claiming that Dy 4 Systems has materially violated the Employment Standards Act (Ontario) or the Human Rights Code (Ontario) or any applicable employee or human rights or similar legislation in this or the other jurisdictions in which Dy 4 Systems operates, or of any complaints or proceedings which might not have been resolved, of any kind involving Dy 4 Systems, to the Sellers' or Dy 4 Systems' knowledge, after due inquiry, by any Dy 4 Systems employee before any labor relations board.

          (c) There are no outstanding orders or charges or, to the knowledge of Sellers' or any Dy 4 Entity, potential or Threatened orders or charges against Dy 4 Systems under the Occupational Health and Safety Act (Ontario) (or any applicable health and safety legislation in the other jurisdictions in which Dy 4 Systems carries on its Business).

          (d) All complaints, appeals, premiums, levies, assessments and penalties required to be paid by Dy 4 Systems pursuant to the Workers' Compensation Act (Ontario) and/or the Workplace Safety and Insurance Act (Ontario) (and any applicable workers' compensation legislation in the other jurisdictions in which Dy 4 Systems carries on the Business) have been paid by Dy 4 Systems, and Dy 4 Systems has not been reassessed or, to its knowledge, Threatened with any assessment under any such legislation except such as have been resolved.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     As an inducement to Sellers to enter into this Agreement, Purchaser hereby represents and warrants to each of the Sellers as follows:

     Section 5.1. Organization and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all necessary corporate power and authority to enter into this Agreement and the Transition Services Agreement, and to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of this Agreement and the Transition Services Agreement by Purchaser, the performance by Purchaser of all of its obligations hereunder and thereunder, and the consummation by Purchaser of the transactions contemplated hereby and thereby, have been duly authorized and approved by all requisite action on the part of Purchaser. This Agreement and the Transition Services Agreement have been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by each party thereto) constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

     Section 5.2. No Conflict. Assuming compliance with the notification requirements of the HSR Act and, if applicable, the Competition Act, and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.3, the execution, delivery and performance of this Agreement and the Transition Services Agreement by Purchaser does not and will not (i) violate, conflict with or result in the breach of any provision of the charter or by-laws of Purchaser, (ii) conflict with or violate in any material respect any Law or Governmental Order applicable to Purchaser, or (iii) conflict in any material respect with, or result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties is bound or affected, in each case which could reasonably be expected to have a material adverse effect on the ability of Purchaser to consummate the Contemplated Transactions.

     Section 5.3. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the Transition Services Agreement by Purchaser does not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (i) as described in a writing given to Solectron by Purchaser on the date of this Agreement and (ii) the notification requirements of the HSR Act and any applicable foreign antitrust regulations, including the Competition Act.

     Section 5.4. Private Placement.

          (a) Purchaser understands that (i) the offering and sale of the Shares under this Agreement is intended to be exempt from the registration requirements of the Securities Act, and (ii) there is no existing public or other market for the Shares and there can be no assurance that Purchaser will be able to sell or dispose of the Shares.

          (b) Purchaser is acquiring the Shares for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof.

          (c) Purchaser is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act.

          (d) Purchaser is not a broker-dealer subject to Regulation T promulgated by the Board of Governors of the Federal Reserve System.

          (e) Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares.

          (f) Purchaser has been given the opportunity to ask questions of, and receive answers from the Sellers and the Dy 4 Entities concerning the transactions contemplated by this Agreement, the Shares and other related matters. Dy 4 Systems has, or has caused to be, made available to Purchaser or its agents all documents and information requested by or on behalf of Purchaser relating to an investment in the Shares. In evaluating the suitability of an investment in the Shares, Purchaser has not relied upon any representations or other information (whether oral or written) made by or on behalf of the Dy 4 Entities or any Seller other than as contemplated by the two preceding sentences and Article III and Article IV hereof.

          (g) Purchaser understands that it may not sell or dispose of any of the Shares other than pursuant to a registered offering, unless otherwise exempt from the registration requirements of the Securities Act.

     Section 5.5. Investigation.

          (a) Without in any way affecting Purchaser's right to rely on the representations and warranties of the Sellers and the Dy 4 Entities set forth herein, Purchaser (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Dy 4 Entities and the Business, (ii) has been furnished with or given adequate access to such information about the Dy 4 Entities and the Business as it has requested, and
(iii) understands that none of Sellers, or any Dy 4 Entity is making any representation or warranty with respect to the

Business or the operations, assets, liabilities or financial condition of a Dy 4 Entity, other than as specifically set forth in this Agreement.

          (b) In connection with Purchaser's investigation of the Dy 4 Entities and the Business, Purchaser has received from Dy 4 Systems and Dy 4 (US) certain estimates, projections, forecasts, plans and budgets for the Business. Purchaser
(i) understands that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, (ii) is familiar with such uncertainties, (iii) is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets furnished to it, (iv) will not assert any claim against any Seller or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold any Seller or any such other persons liable, with respect to such estimates, projections, forecasts, plans and budgets, and (v) understands that none of the Sellers is making any representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 5.5.

     Section 5.6. Financing. Purchaser now has funds sufficient to consummate the transactions contemplated by this Agreement and will have such funds at the Closing.

     Section 5.7. Litigation. Except as set forth in a writing given to Solectron by Purchaser on the date of this Agreement, no claim, Action, or proceeding is pending or, to the knowledge of Purchaser, Threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect Purchaser's ability to consummate, the Contemplated Transactions.

     Section 5.8. Brokers. Except for Philpott Ball & Werner, Inc., no broker, finder or investment banker may be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of Purchaser. Purchaser shall be solely responsible for payment of the fees and expenses of Philpott Ball & Werner, Inc.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     Section 6.1. Conduct of Business by Dy 4 Entities. Except as permitted, required or contemplated by this Agreement, including those actions contemplated in Section 6.1 of the Disclosure Schedule, during the period commencing on the date hereof and ending on the Closing Date, the Dy 4 Entities will conduct the Business in the ordinary course of business, and Dy 4 Systems and Dy 4 (US) will not, and will cause each of its Subsidiaries to not, do any of the following, unless expressly contemplated by this Agreement or approved or consented to in writing by Purchaser (which consent will not be unreasonably delayed, conditioned or withheld):

          (a) Amend the certificate of incorporation or by-laws or similar governing documents of a Dy 4 Entity;

          (b) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof), except for (A) by a wholly-owned Subsidiary of Dy 4 Systems or Dy 4 (US) to a Dy 4 Entity, or (B) by a Dy 4 Entity to Solectron or its Subsidiaries in the ordinary course of business in connection with intercompany cash management, or
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (c) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (i) any capital stock of, or other equity or voting interest in, Dy 4 Systems or Dy 4 (US) or (ii) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire either (A) any capital stock of, or other equity or voting interest in, Dy 4 Systems or Dy 4 (US), or (B) any securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any capital stock of, or other equity or voting interest in, Dy 4 Systems or Dy 4 (US).

          (d) incur or assume any material indebtedness for borrowed money or guarantee any such indebtedness which individually is in excess of $100,000, other than in the ordinary course of business;

          (e) permit any of its assets to become subjected to any material Encumbrance, other than Permitted Encumbrances;

          (f) sell, lease or otherwise dispose of any of its material assets, except for the disposition of inventory and obsolete assets in the ordinary course of business;

          (g) acquire or agree to acquire by merging or consolidating with, or by purchasing a material portion of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business;

          (h) make, commit to make, or incur any capital expenditure which individually is in excess of $250,000, except capital expenditures reasonably required in the event of exigent circumstances or which are funded by insurance or other third parties;

          (i) make any material change in any method of accounting or accounting practice or policy other than in accordance with U.S. GAAP or as required by applicable Law or authoritative interpretation of such Law;

          (j) grant to any of its employees a material increase in compensation, except in the ordinary course of business and as may be required under existing agreements;

          (k) modify or amend in any material manner, terminate (except in accordance with its terms or in the ordinary course of business), or enter into any Material Contract (except in the ordinary course of business), provided that a Dy 4 Entity may make modifications or amendments to a Material Contract (i) in the ordinary course of business that does not materially increase the obligations of the Dy 4 Entities in an adverse manner or (ii) associated with renewals of such Material Contract in the ordinary course of business;

          (l) subject to Section 7.2, make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Dy 4 Entities, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Dy 4 Entity, or take any similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of any Dy 4 Entity for any period ending after the Closing Date or decreasing any Tax attribute of any Dy 4 Entity existing on the Closing Date, provided that Tax Returns and amended Tax Returns may be filed in the ordinary course of business and may include carrybacks of net operating losses and other Tax attributes to the extent attributable to the Pre-Closing Period; or

          (m) agree to do any of the foregoing.

     Section 6.2. Access to Information. Subject to the terms of the Confidentiality Agreement, from the date hereof until the Closing, upon reasonable notice, each of Dy 4 Systems and Dy 4 (US) shall, and shall cause their respective officers, directors, employees, agents, representatives, accountants and counsel to, afford the officers, employees and authorized agents, representatives, accountants, counsel and any debt financing sources of Purchaser reasonable (but non-intrusive) access, during normal business hours upon reasonable notice, to the offices, properties, plants, other facilities, books and records of each Dy 4 Entity and to those officers, directors, employees, agents, representatives, accountants and counsel of the Dy 4 Entities who have any knowledge relating to the Business, Assets, financial condition and operations of each of the Dy 4 Entities; provided, however, that Purchaser and its officers, employees and authorized agents, representatives, accountants, counsel and financing sources shall not unreasonably interfere with the business and operations of the Dy 4 Entities.

     Section 6.3. Confidentiality. The terms of the Confidentiality Agreement are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time, except as set forth below, such Confidentiality Agreement and the obligations of the parties under this Section
6.3 shall terminate; provided, however, that (i) the seventh paragraph of the Confidentiality Agreement (Non-Solicitation) shall remain in full force and effect in accordance with its terms and (ii) the Confidentiality Agreement shall terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) exclusively relating to the Contemplated Transactions. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

     Section 6.4. Nonsolicitation. Each of the Sellers agrees that, from the Closing Date through July 29, 2005, they shall not, and shall cause their affiliates not to, solicit to employ (or entertain a solicitation to be employed by) any of the officers, directors or employees of any Dy 4

Entity, so long as they are employed by any Dy 4 Entity, without obtaining the prior written consent of the Purchaser; provided, however, Sellers or their affiliates shall not be precluded from hiring such officer, director or employee who (i) has been terminated by the Dy 4 Entity prior to commencement of employment discussions between any Seller or its affiliate and such officer, director or employee, or (ii) is responding, on his or her own initiative, to a general advertisement for employment not directed at any Dy 4 Entity.

     Section 6.5. Regulatory Authorizations. Each of the parties hereto shall use commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for the consummation of the Contemplated Transactions and shall cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto shall make an appropriate filing pursuant to the HSR Act and, if necessary, the Competition Act with respect to the transactions contemplated by this Agreement promptly after the date hereof and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested or required pursuant to the HSR Act and the Competition Act. Each party hereto shall make any required filing(s), if necessary, pursuant to the applicable foreign antitrust regulations, including without limitation the Competition Act, with respect to the transactions contemplated by this Agreement promptly after the date hereof and shall supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested or required pursuant thereto. Purchaser and Solectron shall share equally all filing fees related to compliance with HSR and the Competition Act.

     Section 6.6. Third Party Consents. The Sellers and the Dy 4 Entities shall use reasonable efforts to obtain all such third party consents and estoppel certificates as Purchaser may reasonably request (provided that, except as expressly set forth herein, no Seller or Dy 4 Entity shall be required to pay any fee or make any payment to obtain any such consent or estoppel certificate). Purchaser shall cooperate and use reasonable efforts to assist the Sellers and the Dy 4 Entities in obtaining such consents and estoppel certificates. Notwithstanding the foregoing, Purchaser understands and agrees that the procurement of any such third party consents and estoppel certificates (regardless of whether any such consent or estoppel certificate is identified on Section 4.5 of the Disclosure Schedule) is not a condition to Purchaser's obligation to effect the Closing.

     Section 6.7. Conveyance Taxes. Purchaser shall be liable for and shall hold Sellers harmless against any transfer, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes and fees (including, without limitation, real property transfer taxes in connection with Owned Real Property) which become payable in connection with the sale and purchase of the Shares pursuant to this Agreement.

     Section 6.8. Further Action. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may reasonably be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, and to vest in Purchaser good and valid title to the Shares.

     Section 6.9. Director and Officer Liability and Indemnification. For a period of seven (7) years after the Closing, Purchaser shall not, and shall cause each Dy 4 Entity not to amend, repeal or modify any provision in its certificate of incorporation or bylaws (or similar governing documents) or pursuant to other instruments of agreements in effect on the date hereof relating to the exculpation or indemnification of present and former officers and directors of the Dy 4 Entities (unless required by Law or the rules of any stock exchange or self-regulatory organization), it being the intent of the parties that such officers and directors of the Dy 4 Entities prior to the Closing shall continue to be entitled to such exculpation and indemnification after the Closing Date to the fullest extent permitted under applicable law until the expiration of the applicable statute of limitations. The parties agree that Purchaser shall purchase directors and officers liability insurance coverage for purposes of indemnifying and insuring persons covered by such insurance of the Dy 4 Entities, as the case may be, immediately prior to the Closing Date, which coverage shall be on terms and in amounts at least as favorable to such persons as they were on the Closing Date.

     Section 6.10. Contact with Customers and Suppliers. Purchaser and its representatives shall contact and communicate with the employees, customers, suppliers, licensees and licensors of the Dy 4 Entities in connection with the transactions contemplated hereby only with the prior written consent of Solectron (or its designee, as evidenced by a writing delivered to Purchaser by Solectron), which consent shall not be unreasonably withheld, delayed or conditioned except that such consent may be conditioned upon a designee of Solectron being present at any such meeting or conference.

     Section 6.11. Employees.

          (a) For the period commencing on the Closing Date and ending on the one-year anniversary of the Closing Date (or such longer period as may be required by the terms of any collective bargaining agreement or applicable law) (the "Continuation Period"), Purchaser shall provide, or cause the Dy 4 Entities to provide, those persons employed by the Dy 4 Entities immediately prior to the Closing, including those employees on vacation, leave of absence, disability or sick leave or layoff, and, where applicable, their eligible dependents (whether or not such employees return to active employment with such Dy 4 Entity) (the "Transferred Employees"), with employee benefits and base pay that are substantially equivalent to, or more favorable than, the benefits and base pay that such Transferred Employees received or were entitled to receive under the Employee Plans immediately prior to the Closing. Purchaser shall also maintain the employee benefit plans of the Dy 4 Entities identified in Section 6.11(a) of the Disclosure Schedule for applicable Transferred Employees participating in such plans immediately prior to Closing (subject to the terms of such plans) through the one-year anniversary of the Closing Date, and shall make such payments as are required by such plans. During the Continuation Period or such longer period as may be required under the terms of any applicable Employee Plan, Purchaser shall continue to provide, or cause the Dy 4 Entities to provide, those former employees of a Dy 4 Entity who were employed prior to the Closing (the "Transferred Former Employees") with employee benefits and base pay that are substantially equivalent to, or more favorable than, the benefits and base pay that such Transferred Former Employees were entitled under the Employee Plans or applicable collective bargaining agreements immediately prior to the Closing.

          (b) Purchaser shall use reasonable best efforts to cause its medical, dental and other health and welfare plans to (i) waive any preexisting condition limitations for conditions covered under the applicable medical, dental or other health or welfare plans of the Dy 4 Entities (the "Welfare Plans") and any waiting periods for such plans, and (ii) credit Transferred Employees and Transferred Former Employees with any deductible and out-of-pocket expenses incurred by such employees and their dependents under the Welfare Plans during the portion of 2003 preceding the Closing Date for purposes of satisfying any applicable deductible or out-of-pocket requirements under any similar welfare benefit plan in which such employees may be eligible to participate after the Closing Date.

          (c) Upon the Closing Date, Purchaser shall honor or cause the Dy 4 Entities to honor in accordance with their terms all individual employment, severance and other compensation agreements then existing between the Dy 4 Entities and any employee, director or officer thereof, except as otherwise agreed in writing by Purchaser and such Person. Purchaser shall assume and be responsible for all liabilities with respect to each Transferred Employee's and Transferred Former Employee's accrued vacation and for any Employee Plan that is sponsored by a Dy 4 Entity and to which Seller is not a sponsor or participating employer.

          (d) Effective no later than the Closing Date, each Transferred Employee that is U.S. based employee shall be eligible to participate in a defined contribution plan which is maintained by Purchaser, is qualified under
Section 401(a) of the Code and includes a qualified cash or deferred arrangement, within the meaning of Section 401(k) of the Code (the "Purchaser 401(k) Plan"). The Purchaser and the Dy 4 Entities shall effectuate the plan-to-plan transfer of accounts maintained on behalf of Transferred Employees from each defined contribution plan which is maintained by the Dy 4 Entities or one of its ERISA Affiliates, is qualified under Section 401(a) of the Code and includes a qualified cash or deferred arrangement, within the meaning of Section 401(k) of the Code to the Purchaser 401(k) Plan, as soon as administratively practicable after the Closing Date and in accordance with applicable Laws (including the Code, ERISA and any laws and regulations with respect to applicable black-out periods).

          (e) To the extent that service is relevant for purposes of eligibility, vesting or benefit accrual under any employee benefit plan, program or arrangement established or maintained by Purchaser or any Dy 4 Entity for the benefit of Transferred Employees or Transferred Former Employees, such plan, program or arrangement shall credit such employees or former employees for service on or prior to the Closing with a Dy 4 Entity.

          (f) Purchaser will establish no later than the Closing Date, such employee benefit plans as to provide each Transferred Employee and Transferred Former Employee (and, where applicable, their eligible dependents) with substantially equivalent or more favorable benefits than those received (or entitled to receive) under the Employee Plans prior to the Closing Date and will continue to maintain and sponsor such benefit plans through at least the one-year anniversary of the

Closing Date. Purchaser shall further adopt and sponsor each Employee Plan that is sponsored by a Dy 4 Entity and to which Seller is not a sponsor or participating employer.

          (g) Purchaser will establish prior to Closing a registered retirement savings plan ("RRSP") or defined contribution pension plan ("DC Plan") for the benefit of employees of the Dy 4 Entities based in Canada and will permit such employees to transfer, where applicable, their account balances from the DC Plan and RRSP(s) of Sellers or their Affiliates to such RRSP or DC Plan of Purchaser. The transfers described herein shall comply with applicable Law, and each party shall make all filings and take any actions required of such party by applicable Law in connection therewith. To the extent permitted by Law, participants in the RRSP(s) of Sellers or their Affiliates shall be given full service credit for all service with the Dy 4 Entities for purposes of eligibility and vesting under the RRSP or DC Plan of Purchaser.

          (h) For purposes of this Section 6.11, references to "Purchaser" shall mean the Purchaser, together with its Subsidiaries (including without limitation the Dy 4 Entities after Closing).

     Section 6.12. Use of Solectron's Name.

          (a) Within three (3) months after the Closing, the Purchaser shall:

               (i) remove "Solectron", "C-MAC" or any other similar mark and any other trademark, design or logo previously or currently used by Solectron (the "Solectron Marks") from all buildings, signs and vehicles of Purchaser; and

               (ii) cease using the Solectron Marks in electronic databases, web sites, product instructions, packaging and other materials, printed or otherwise (all such materials, together with buildings, signs and vehicles, the "Marked Assets").

          (b) Immediately after the Closing, Purchaser shall cease using the Solectron Marks in all invoices, letterhead, advertising and promotional materials, office forms and business cards.

          (c) From and after the Closing, Purchaser shall use reasonable best efforts to remove the Solectron Marks from all assets of the Dy 4 Entities (including all Marked Assets); provided that in no event shall Purchaser use the Solectron Marks after the six month anniversary of the Closing Date.

          (d) Purchaser acknowledges and agrees that Solectron is the owner of the Solectron Marks and all goodwill attached thereto. This Agreement does not give Purchaser the right to use the Solectron Marks except in accordance with this Agreement. Purchaser agrees not to attempt to register the Solectron Marks nor to register anywhere in the world a mark same as or similar to the Solectron Marks.

          (e) In no event shall Purchaser advertise or hold itself out as Solectron (or an affiliate of Solectron or otherwise associated with Solectron) after the Closing Date.

          (f) For purposes of this Section 6.12, references to "Solectron" shall mean Solectron, together with its Subsidiaries, and references to "Purchaser" shall mean the Purchaser, together with its Subsidiaries (including without limitation the Dy 4 Entities after Closing).

     Section 6.13. No Shop. Until the sooner to occur of the consummation of the Contemplated Transactions or the termination of this Agreement, Purchaser shall have the exclusive right to negotiate with Sellers regarding the acquisition of the Shares (and/or any material assets of each Dy 4 Entity, other than the disposition of inventory or obsolete assets in the ordinary course of business) contemplated hereby and neither Sellers nor any Dy 4 Entity will solicit or conduct any negotiations with any other party for the sale or other disposition, by merger or otherwise, of any Dy 4 Entity, its shares of capital stock, or any of its material assets or properties (other than the disposition of inventory or obsolete assets in the ordinary course of business). In no event shall the provisions of this Section 6.13 survive termination of this Agreement.

     Section 6.14. Certain Subsidiaries. Solectron shall use commercially reasonable efforts to have Dy 4 Systems Australia Pty Limited and Dy 4 Systems International Ltd. dissolved and liquidated prior to the Closing Date, and in the event that such Subsidiaries are not dissolved and liquidated prior to Closing, Solectron shall promptly reimburse Purchaser for any reasonable costs and expenses that it incurs associated with such dissolution and liquidation. Solectron hereby agrees to indemnify and hold Purchaser harmless from any Liabilities that Purchaser or any of its affiliates may incur attributable to the dissolution and liquidation of such Subsidiaries.

     Section 6.15. Transition Services. Solectron and Purchaser shall consider and negotiate in good faith with respect to any amendment to the Transition Services Agreement necessary to incorporate any additional transition services that are identified after the date hereof.

     Section 6.16. Satisfaction and Release of Certain Indebtedness. At or prior to Closing, (i) all direct or indirect indebtedness of any kind owed by any Dy 4 Entity to Solectron or any of its Subsidiaries (other than a Dy 4 Entity) and
(ii), if applicable, all direct or indirect indebtedness of Solectron or any of its Subsidiaries (other than a Dy 4 Entity) which is guaranteed by any Dy 4 Entity or in respect of which any Dy 4 Entity is liable, shall either be paid in full or such Dy 4 Entity shall be released from any obligations in respect thereof, in either case with no further Liability to such Dy 4 Entity or any affiliate thereof (including Purchaser) as of and after the consummation of the Contemplated Transactions. At or prior to Closing, all indebtedness of any kind owed by Solectron or any of its Subsidiaries (other than a Dy 4 Entity) to any Dy 4 Entity shall be paid in full. At the Closing, Solectron shall execute and deliver, or cause to be executed and delivered, to Purchaser one or more releases in form and substance reasonably satisfactory to Purchaser and its counsel releasing each Dy 4 Entity and its affiliates for any and all Liabilities attributable to or arising under all direct or indirect indebtedness referred to in clause (i) above, and if applicable, clause (ii) above.

     Section 6.17. Foreign Currency.

          (a) After the Closing, no Dy 4 Entity shall incur or suffer any Liability under, nor receive any benefit from, any foreign currency hedging or other derivative financial instrument (including options, forward and futures contracts, repurchase agreements and swap agreements, and any combinations thereof) entered into by any Seller or any of their affiliates ("Hedging Instruments"). Any asset or liability upon which such Hedging Instruments are based and that are reflected on the financial statements of Dy 4 Systems and Dy 4 (US) will be distributed to, or assumed by, Solectron immediately prior to Closing, and any such asset or liability will be eliminated from the financial statements of Dy 4 Systems and Dy 4 (US) as of the Closing.

          (b) Promptly after the date hereof, Purchaser shall consider and negotiate in good faith with respect to the assumption or transfer of the Hedging Instruments (and/or the associated loss or gain) of Solectron obtained with respect to the Dy 4 Entities; provided, however, that Purchaser shall have no obligation to assume or transfer such Hedging Instruments.

     Section 6.18. Intercompany Accounts; Cash and Cash Equivalents. Notwithstanding anything in this Agreement to the contrary, immediately prior to Closing, (i) all accounts receivable of Dy 4 Systems and Dy 4 (US) owing from Solectron or any of its Subsidiaries (other than a Dy 4 Entity) shall be distributed, forgiven or otherwise eliminated, (ii) all accounts payable owing to Solectron or any of its Subsidiaries (other than a Dy 4 Entity) shall be assumed, forgiven or otherwise eliminated, and (iii) all cash and cash equivalents of Dy 4 Systems and Dy 4 (US) shall be distributed to Solectron.

                                   ARTICLE VII

                                   TAX MATTERS

     Section 7.1. Liability for Taxes.

          (a) Solectron shall indemnify the Purchaser Indemnified Parties against all Taxes relating or attributable to any Dy 4 Entity and any related Losses incurred or suffered by Purchaser which are attributable to the Pre-Closing Period.

          (b) Purchaser shall indemnify Solectron for all Losses for Taxes relating or attributable to any Dy 4 Entity incurred or suffered by Solectron which are attributable to the Post-Closing Period.

          (c) With respect to any Straddle Period, Losses for Taxes will be allocated between the Pre-Closing Period and the Post-Closing Period by closing the books at the end of the Closing Date, except that Tax items of a periodic nature, such as depreciation allowances calculated on an annual basis, shall be allocated by apportioning a pro rata portion of such Taxes to each day in the relevant Straddle Period.

          (d) Solectron shall not be required to indemnify the Purchaser Indemnified Parties for reductions in net operating loss carryovers, Tax credits or similar Tax attributes. Solectron shall not be required to indemnify the Purchaser Indemnified Parties against Losses for Taxes attributable to the Pre-Closing Period to the extent such Losses for Taxes are reduced under applicable Law by reason of net operating loss carryovers, Tax credits and similar Tax attributes arising in the Pre-Closing Period (assuming for the purposes of this sentence that such attributes are not used to reduce Taxes in the Post-Closing Period).

     Section 7.2. Tax Return Filing.

          (a) Except as set forth in Section 7.2(b) Purchaser shall control and be responsible for the filing of all Tax Returns required to be filed with respect to the Dy 4 Entities after the Closing Date with respect to any Straddle Period or Post-Closing Period. All such Tax Returns shall be completed in accordance with past practice to the extent permitted by applicable Law. Purchaser shall make all payments required with respect to any such Tax Return, subject to reimbursement and indemnification by Solectron pursuant to Sections 7.1(a) and 7.2(c).

          (b) Solectron shall control and be responsible for the preparation and filing of all Tax Returns due after the Closing Date that relate to the Dy 4 Entities and are (i) Affiliated Group Tax Returns which include Pre-Closing Period operations and (ii) Tax Returns for any Dy 4 Entity which are not Straddle Period Tax Returns for which Purchaser has responsibility under Section 7.2(a). All such Tax Returns shall be completed in accordance with past practice to the extent permitted by applicable Law. Solectron shall make all payments required with respect to any such Tax Return, subject to reimbursement and indemnification by Purchaser pursuant to Sections 7.1(b) and 7.2(c).

          (c) In the event that Solectron or Purchaser is liable for any Taxes paid by the other party with respect to any Tax Return, prompt reimbursement shall be made.

     Section 7.3. Tax Contests; Audit Responsibilities.

          (a) If Purchaser receives notice of a Tax Contest with respect to which the Dy 4 Entities could reasonably be expected to cause Solectron or any Solectron affiliate to have an indemnification obligation under this Article VII, then Purchaser shall notify Solectron in writing of such Tax Contest within thirty (30) days of receiving such notice; provided, however, that Purchaser's failure to provide such notice shall not release Solectron from any indemnification obligation hereunder unless Solectron loses its right to contest such Tax Contest as a result of such failure to notify. Solectron shall have the right to control the conduct and resolution of such Tax Contest, provided, however, that Solectron may decline to participate in such Tax Contest. If Solectron controls the conduct of such Tax Contest, Solectron regularly shall advise Purchaser of the status of such Tax Contest and shall not resolve such Tax Contest, to the extent such Tax Contest relates to Post-Closing Period Taxes, without Purchaser's written consent, which consent shall not be unreasonably delayed, conditioned or withheld. If Solectron declines to control such Tax Contest, then the Purchaser shall have the right to control the conduct of such Tax Contest, provided, however, that Purchaser shall regularly advise Solectron of the status of such Tax Contest and shall not resolve such Tax Contest without Solectron's written consent, which consent shall not be unreasonably delayed, conditioned or withheld. Each party shall bear its own costs for participating in such Tax Contest, subject to any indemnification provided under Section 7.1.

          (b) In the event of a dispute between Solectron and Purchaser regarding the conduct or resolution of any Tax Contest or claim for indemnification under this Article VII, such dispute shall be referred to a Tax Arbitrator. The decision of the Tax Arbitrator shall be final and binding, and its fees and costs shall be shared equally by the disputing parties. Each party shall bear its own costs for participating in such dispute resolution.

          (c) Any net refunds and credits attributable to the payment of Taxes for a Pre-Closing Period shall be for the account of Solectron.

          (d) To the extent not inconsistent with the provisions of this Section 7.3, the procedures of Article X shall apply in the case of any claim for Losses related to Taxes.

     Section 7.4. Cooperation. Each of Solectron and Purchaser shall:

          (a) provide assistance to each other party as reasonably requested in preparing and filing Tax Returns and responding to Tax audits or Tax authority disputes;

          (b) make available to each other party as reasonably requested all information, records, and documents relating to Taxes concerning the Dy 4 Entities, including information required by Solectron for Tax Returns required to be filed after Closing which relate to Pre-Closing Periods; and

          (c) retain any books and records that could reasonably be expected to be necessary or useful in connection with any preparation by any other party of any Tax Return, or for any audit, examination, or proceeding relating to Taxes. Such books and records shall be retained until the expiration of the applicable statute of limitations (including extensions thereof) or applicable time for any appeals, if relevant.

     Section 7.5. 338(h)(10) Election; Purchase Price Allocation.

          (a) If Purchaser so requests: (i) Solectron agrees that Solectron and Purchaser will treat the purchase of the Dy 4 (US) Shares hereunder as a deemed sale of assets by Dy 4 (US), pursuant to Section 338(h)(10) of the Code, and
(ii) Solectron, Solectron Canada ULC, Dy 4 (US) and Purchaser will make a timely and effective joint election under Section 338(h)(10) of the Code (the "Section 338(h)(10) Election").

          (b) In the event of a Section 338(h)(10) Election, Solectron and Purchaser shall mutually agree following the Closing on the allocation of Purchase Price between the Dy 4 (US) Shares and Dy 4 Systems Shares and on the allocation of Purchase Price among the assets of Dy 4 (US), and shall jointly prepare and timely file IRS Form 8023 in connection with the Section 338(h)(10) Election.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

     Section 8.1. Conditions to Obligations of Sellers and Purchaser. The obligations of each Seller and Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (a) HSR Act and Competition Act. Any waiting period (and any extension thereof) under the HSR Act and Competition Act applicable to the purchase of the Shares contemplated by this Agreement shall have expired or shall have been terminated.

          (b) Regulatory Approvals. Purchaser and the Dy 4 Entities shall have received all authorizations, consents, orders and approvals of all Governmental Authorities, including but not limited to any authorizations, consents, orders and approvals under the Competition Act or other applicable foreign antitrust regulatory approvals that are reasonably required to consummate the transactions contemplated by this Agreement.

          (c) No Governmental Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

          (d) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of Solectron or Purchaser is expected to prevent the parties from consummating such transactions contemplated this Agreement; provided, however, that the provisions of this Section 8.1(d) shall not apply to any party which has directly or indirectly solicited or encouraged any such Action.

     Section 8.2. Additional Condition to Obligations of Sellers. The obligations of each Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of:

          (a) Representations and Warranties of Purchaser. (i) The representations and warranties of Purchaser contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date), and (ii) the representations and warranties of Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date); provided, however, that in order to fail to satisfy this closing condition, any failure of the representations and warranties to be true and correct, whether or not qualified by materiality, individually or in the aggregate, must be material in the context of the Agreement taken as a whole.

          (b) Compliance with Covenants. The covenants and agreements contained in this Agreement to be complied with by Purchaser on or before the Closing shall have been complied with in all material respects.

          (c) Purchaser Certificate. Purchaser shall have delivered to Solectron a certificate executed by an authorized officer of Purchaser to the effect that each of the conditions specified in clauses (a) and (b) of this Section 8.2 is satisfied in all respects.

     Section 8.3. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following additional conditions:

          (a) Representations and Warranties of Sellers. (i) The representations and warranties of Sellers contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date), and (ii) the representations and warranties of Sellers contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date); provided, however, that in order to fail to satisfy this closing condition, any failure of the representations and warranties to be true and correct, whether or not qualified by materiality, individually or in the aggregate, must be material in the context of the Agreement taken as a whole.

          (b) Representations and Warranties of Dy 4 Systems and Dy 4 (US). (i) The representations and warranties of Dy 4 Systems and Dy 4 (US) contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct in all material respects as of such other date) and (ii) the representations and warranties of Dy 4 Systems and Dy 4 (US) contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date, with the same force and effect as if made as of the Closing Date (other than such representations and warranties as are made as of another date, which shall have been true and correct as of such other date); provided, however, that in order to fail to satisfy this closing condition, any failure of the representations and warranties to be true and correct, whether or not qualified by materiality, individually or in the aggregate, must be material in the context of the Agreement taken as a whole.

          (c) Compliance with Covenants.

               (i) The covenants and agreements contained in this Agreement to be complied with by Sellers on or before the Closing shall have been complied with in all material respects.

               (ii) The covenants and agreements contained in this Agreement to be complied with by Dy 4 Systems and Dy 4 (US) on or before the Closing shall have been complied with in all material respects.

          (d) Sellers' Certificate. Solectron, on behalf of the Sellers, shall have delivered to Purchaser a certificate executed by an authorized officer of Solectron to the effect that each of the conditions specified in clauses (a) and
(c)(i) of this Section 8.3 is satisfied in all respects.

          (e) Dy 4 Entities' Certificate. Dy 4 Systems and Dy 4 (US), on behalf of the Dy 4 Entities, shall have delivered to Purchaser a certificate executed by an authorized officer of each of Dy 4 Systems and Dy 4 (US), to the effect that each of the conditions specified in clauses (b) and (c)(ii) of this Section
8.3 is satisfied in all respects.

                                   ARTICLE IX

                             TERMINATION AND WAIVER

     Section 9.1. Termination. This Agreement may be terminated at any time prior to the Closing:

          (a) by the mutual written consent of Solectron, on behalf of Sellers, and Purchaser;

          (b) by Solectron, on behalf of Sellers, or Purchaser, if the Closing shall not have occurred by March 2, 2004; provided, however, that this date shall be automatically extended to April 2, 2004, if all applicable waiting periods under HSR and the Competition Act have not either expired or been terminated; provided, further, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party hereto whose actions or failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date and such actions or failure to act constitutes a breach of this Agreement;

          (c) by Purchaser, by giving written notice to Solectron in the event any Dy 4 Entity or Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a), (b) or (c) of Section 8.3 not to be satisfied and (ii) is not cured within 30 days following delivery by Purchaser to Solectron of written notice of such breach (except in the case of a breach that is not curable or efforts to cure such breach have ceased);

          (d) by Solectron, on behalf of the Sellers, by giving written notice to Purchaser in the event Purchaser is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 8.2 not to be satisfied and (ii) is not cured within 30 days following delivery by Solectron to Purchaser of written notice of such breach (except in the case of a breach that is not curable or efforts to cure such breach have ceased);

          (e) by Purchaser or Solectron, if a Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, Governmental Order or award which is then in effect and has the effect of making the Contemplated Transactions illegal or otherwise prohibiting consummation of the Contemplated Transactions and which is final and non-appealable.

     Section 9.2. Effect of Termination. In the event of termination of this agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in this Section 9.2, Section 6.3 and Article XI and (ii) that nothing herein shall relieve any party from liability for any willful breach of this Agreement.

     Section 9.3. Waiver.

          (a) Solectron, on behalf of Sellers, may (i) extend the time for the performance of any of the obligations or other acts of Purchaser or any of the obligations or other acts of Dy 4 Systems or Dy 4 (US) to be performed after the Closing, (ii) waive any inaccuracies in the representations and warranties of Purchaser contained herein or in any document delivered by Purchaser pursuant hereto, or (iii) waive compliance with any of the agreements or conditions of Purchaser contained or compliance after the Closing with any of the agreements or conditions of Dy 4 Systems or Dy 4 (US) contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Solectron.

          (b) Purchaser may (i) extend the time for the performance of any of the obligations or other acts of any Seller or Dy 4 Entity (ii) waive any inaccuracies in the representations and warranties of a Dy 4 Entity, or any Seller contained herein or in any document delivered by a Dy 4 Entity or any Seller pursuant hereto or (iii) waive compliance with any of the agreements or conditions of a Dy 4 Entity or any Seller contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by Purchaser.

          (c) Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                    ARTICLE X

                                 INDEMNIFICATION

     Section 10.1. Survival of Representations and Warranties.

          (a) All representations and warranties set forth in this Agreement shall expire and terminate on the date that is eighteen months after the Closing Date; provided, however, that the representations and warranties set forth in
Section 4.14 and Section 4.19 shall expire on the date that is 27 months after the Closing Date; provided, further, that the representations and warranties set forth in Section 4.20 shall expire one month after the expiration of the applicable statute of limitations relating thereto (the date of such applicable expiration, a "Termination Date"); provided, further, that the representations and warranties set forth in Section 3.1, Section 3.4, Section 4.1, Section 4.2,
Section 4.3, and Section 4.4 shall not expire. Except as provided in the preceding sentence and except for any breach of any covenant which requires performance beyond the Termination Date (except in each case as a result of any changes contemplated or permitted by this Agreement), the obligations to indemnify and hold harmless any Person pursuant to Section 10.2(a)(i) or Section 10.2(b)(i) or Section 7.1 shall terminate on the Termination Date; provided that such obligations to indemnify and hold harmless shall not terminate as to any item with respect to which the person to be indemnified shall have, prior to the Termination Date, delivered to the indemnifying party a bona fide Officer's Certificate or, in the event of a Third Party Proceeding, given notice to the indemnifying party of such Third Party Proceeding in accordance with Section
10.4. References herein to the "indemnified party" shall mean the party entitled to indemnification under Section 10.2 or Section 7.1, and references herein to the "indemnifying party" shall mean the party obligated to indemnify an indemnified party against Losses pursuant to Section 10.2 and Section 7.1.

          (b) The right to indemnification, payment of Losses or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Losses, or other remedy based on such representations, warranties, covenants, and obligations.

     Section 10.2. Indemnification.

          (a) Indemnification by Solectron. Subject to the provisions of this
Article X and Article VII, from and after the Closing, Solectron agrees to indemnify and hold the Purchaser and its officers, directors and affiliates, including the Dy 4 Entities after the Closing (the "Purchaser Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses (including costs of investigation and defense and all reasonable legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement), relating to such claim, loss, liability, damage, deficiency, cost or expense incurred or suffered (hereinafter individually a "Loss" and collectively "Losses") by the Purchaser Indemnified Parties, or any of them, (i) as a result of the breach of any representation or warranty made by Sellers or the Dy 4 Entities in this Agreement, (ii) as a result of the breach of any covenant made by Sellers or the Dy 4 Entities in this Agreement (except in each case as a result of any changes contemplated or permitted by this Agreement), (iii) as a result of, or attributable to, the disclosure set forth in Schedule 4.19(a)(iii), or (iv) as a result of, or attributable to, any unsatisfied obligations to pay severance benefits or professional fees that were incurred with respect to the reductions-in-force of employees of the Dy 4 Entities occurring between January 1, 2003 and August 29, 2003. Notwithstanding the foregoing, indemnification for any Losses relating to Taxes shall be governed by the provisions in Section 7.1; provided that the provisions of this Article X shall also apply for indemnification for Losses relating to Taxes to the extent not inconsistent with the provisions of Article VII.

          (b) Indemnification by Purchaser. Subject to the provisions of this
Article X and Article VII, from and after the Closing, Purchaser agrees to indemnify and hold each Seller and its officers, directors and affiliates (the "Seller Indemnified Parties"), harmless against all Losses (other than any Losses relating to Taxes, for which the indemnification provisions in Section
7.1 shall govern) incurred or suffered by the Seller Indemnified Parties, or any of them, (i) as a result of the breach of any representation or warranty made by Purchaser in this Agreement, (ii) as a result of the breach of any covenant made by Purchaser in this Agreement, or (iii) as a result of, or attributable to, the failure to provide, as of the Closing Date and through the one-year anniversary of the Closing Date, Transferred Employees or Transferred Former Employees with employee benefits and base pay that are equivalent to, or more favorable than, the benefits and base pay that such Transferred Employees or Transferred Former Employees received or were entitled to receive under the Employee Plans immediately prior to Closing.

     Section 10.3. Proceedings Involving Governmental Authorities or Third Parties. If the existence or amount of any Loss cannot be ascertained until the conclusion of any audit, examination, litigation, or other proceeding involving any Governmental Authority, tax authority or third party ("Third Party Proceeding"), the indemnified party shall give written notice of such Third Party Proceeding to the indemnifying party within five (5) business days of the indemnified party's receipt of notice of the commencement of such Third Party Proceeding. Such written notice shall describe in reasonable detail the facts constituting the basis for such Third Party Proceeding and the amount of the potential Loss. Within 20 days after delivery of such notification, the indemnifying party may, upon written notice thereof to the indemnified party, assume control of the Third Party Proceeding with counsel reasonably satisfactory to the indemnified party. If the indemnifying party elects not to assume control, the indemnified party shall retain control of such Third Party Proceeding. The party not controlling such Third Party Proceeding (the "Non-controlling Party") may participate therein at its own expense. The party controlling such Third Party Proceeding (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such Third Party Proceeding and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party such Third Party Proceeding. The indemnifying party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Proceeding without the prior written consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed; provided that the consent of the indemnified party shall not be required if the indemnifying party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such Third Party Proceeding includes a complete release of the indemnified party from further liability and has no other adverse effect on the indemnified party. The indemnified party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Proceeding without the prior written consent of the indemnifying party. Notwithstanding the foregoing, in the event of a Loss relating to a Tax Contest, the provisions of Section 7.3 shall govern.

     Section 10.4. Claims for Indemnification. An indemnified party shall make any claims for indemnification pursuant to Section 10.2 (subject to Section 7.3 with respect to claims made under both Section 10.2 and Section 7.1) by delivering an Officer's Certificate to the indemnifying party. For purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of the Purchaser, in the case of a Purchaser Indemnified Party, and Solectron, in the case of a Seller Indemnified Party; and such certificate shall (A) state that the party claiming indemnification has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses, and
(B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability.

     Section 10.5. Objections to Claims for Indemnification. An indemnifying party may make a written objection ("Objection") to any claim for indemnification. Subject to Section 7.3 with respect to claims made under both
Section 10.2 and Section 7.1, the Objection shall be delivered to the indemnified party within 30 days after delivery of the Officer's Certificate to the indemnifying party.

     Section 10.6. Resolution by the Parties. The indemnifying party and the indemnified party shall attempt in good faith to resolve any claim for indemnification to which an Objection is made. If such parties are able to resolve any such claim for indemnification, they shall prepare and sign a memorandum setting forth such agreement. The indemnifying party shall pay to the applicable indemnified party by wire transfer of immediately available funds to an account designated by such indemnified party the agreed-upon amount of the Loss (if any) within 15 days of the date of the written memorandum described in the preceding sentence.

     Section 10.7. Arbitration. Subject to Section 7.3 with respect to claims made under both Section 10.2 and Section 7.1, if the indemnifying party and the indemnified party are unable to resolve a claim for indemnification to which an Objection has been made within 20 days (as such period may be extended by mutual agreement between Solectron and Purchaser), either the indemnifying party or the indemnified party shall serve the other with a written demand for arbitration within 30 days of the expiration of such 20-day period, unless the amount of the Loss is at issue in a Third Party Proceeding, in which event arbitration shall not be commenced until such amount is ascertained or Solectron and Purchaser agree to commence arbitration. Any such arbitration shall be held in Santa Clara County, California and shall be conducted before a single arbitrator mutually agreeable to Solectron and Purchaser in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event that within 30 days after submission of any dispute to arbitration Solectron and Purchaser cannot mutually agree on one arbitrator, Solectron and Purchaser shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or, if applicable, the majority of the three arbitrators regarding any claim for indemnification to which an Objection has been made shall be binding and conclusive. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator. The parties agree to complete such arbitration as expeditiously as reasonably possible.

     Section 10.8. Treatment of Indemnification Claims. All indemnification payments made under this Agreement shall be treated by all parties as an adjustment to the Purchase Price.

     Section 10.9. Threshold for Indemnification Claims. The Purchaser Indemnified Parties shall not be entitled to make a claim for indemnification under Section 10.2(a)(i) (other than for any claims for indemnification (a) alleging a breach of the representations and warranties set forth in Sections
4.20 or 4.24, (b) for Losses relating to Taxes, or (c) pursuant to Section 10.2(a)(iii), in each case, which shall not be subject to any such limitation) until the Losses claimed exceed $400,000 in the aggregate (the "Basket Amount"), in which case the Purchaser Indemnified Parties shall be entitled to recover all Losses in excess of the Basket Amount. No indemnified party shall be permitted to assert any individual claim for indemnification involving alleged Losses of less than $25,000 (other than for any claims for indemnification (a) alleging a breach of the representations and warranties set forth in Sections 4.20 or 4.24,
(b) for Losses relating to Taxes, or (c) pursuant to Section 10.2(a)(iii), in each case, which shall not be subject to any such limitation) unless such claims originate from the same set of factual circumstances and, in the aggregate, exceed the Basket Amount.

     Section 10.10. Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, Solectron's liability for indemnifying the Purchaser Indemnified Parties pursuant to Article X (other than for any claims for indemnification (i) alleging a breach of the representations and warranties set forth in Section 4.20, (ii) alleging a breach of the covenants set forth in Sections 6.14 and 6.16, or (iii) pursuant to Article VII, which shall not be subject to any such limitation) shall not exceed $15,000,000 in the aggregate (the "Indemnity Cap"). Neither Solectron nor Purchaser shall have a right for indemnification with respect to any incidental, special, punitive or consequential damages incurred or suffered by an indemnified party hereunder.

     Section 10.11. Exclusive Remedy. The parties hereby acknowledge and agree that, from and after the Closing, the sole and exclusive remedy of the parties hereto with respect to any and all monetary claims arising in connection with the transactions contemplated by this Agreement shall be pursuant to the indemnification obligations set forth in Section 10.2 and Section 7.1. In addition,

Sellers shall not have any liability under this Agreement except to the extent of the Indemnity Cap. The foregoing shall not prohibit a party from bringing a claim for fraud.

     Section 10.12. No Set-Off. Neither the Purchaser nor any Purchaser Indemnified Party shall have any right to set-off any Losses against any payments to be made by the Purchaser pursuant to this Agreement or the Transition Services Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.1. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     Section 11.2. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered, given or made (and shall be deemed to have been duly delivered, given or made upon receipt) by delivery in person, or by nationally recognized courier service, or cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth below (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11.2).

          If to Purchaser (or after the Closing, any of the Dy 4 Entities), to:

               Curtiss-Wright Controls, Inc.
               3120 Northwest Boulevard
               Gastonia, North Carolina 28052
               Attention: Robert H. Shaw, Esq., General Counsel
               Fax No. (704) 869-4601

          with a copy to:

               Curtiss-Wright Corporation
               4 Becker Farm Road
               Roseland, NJ 07068
               Attention: Michael J. Denton, Esq., General Counsel Fax No. (973) 597-4798

          with a copy to:

               Satterlee Stephens Burke & Burke LLP
               230 Park Avenue
               New York, NY 10169

               Attention: Peter A. Basilevsky, Esq.
               Fax No. (212) 818-9607

          If to Sellers (or prior to the Closing, any of the Dy 4 Entities), to:

               Solectron Corporation
               777 Gibraltar Drive
               Milpitas, California 95035
               Attention: Chief Legal Counsel

          with copies to:

               Wilson Sonsini Goodrich & Rosati
               Professional Corporation
               650 Page Mill Road
               Palo Alto, CA 94304-1050
               Attention: Steven E. Bochner, Esq.
                          Robert T. Ishii, Esq.
               Telephone: (650) 493-9300
               Telecopy: (650) 493-6811

     Section 11.3. Public Announcements. No party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable Law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure), including any disclosure to any and all Persons, without limitation of any kind, of the transaction's Tax treatment and Tax structure (as such terms are defined in sections 6011 and 6012 of the Code and the Regulations thereunder) contemplated by this Agreement and all materials of any kind (including Tax opinions or analyses) provided to such party or such Person relating to such Tax treatment and Tax structure, except to the extent necessary to comply with any applicable federal, state or provincial securities laws, provided that the parties acknowledge and agree that the Tax treatment and Tax structure of any Transaction does not include the name of any party to the Transaction or any sensitive business information (including, without limitation, the name and other specific information about any party's intellectual property or other proprietary assets) unless such information is necessary to understand the purported or claimed federal income Tax treatment of the Transaction.

     Section 11.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 11.5. Entire Agreement. This Agreement together with all Schedules (including the Disclosure Schedule) and Exhibits hereto constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall continue to have force and effect as provided in Section 6.3.

     Section 11.6. Assignment. This Agreement may not be assigned by operation of law or otherwise without the express written consent of Solectron, on behalf of Sellers, and Purchaser (which consent may be granted or withheld in the reasonable discretion of each such party), except that Purchaser may assign any of its rights (but not its obligations) under this Agreement to any Subsidiary of Purchaser.

     Section 11.7. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, whether express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, provided, however, that the provisions of Section 6.9 concerning indemnification are intended for the benefit of the individuals referred to in such Section.

     Section 11.8. Amendment. This Agreement may not be amended, restated, supplemented or otherwise modified except (i) by an instrument in writing signed by Solectron, on behalf of Sellers, and Purchaser or (ii) by a waiver in accordance with Section 9.3.

     Section 11.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     Section 11.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS

EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     Section 11.11. Counterparts and Facsimile Signature. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signature.

     Section 11.12. Specific Performance. The parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms thereof and that, prior to the termination of this Agreement pursuant to its terms, the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     Section 11.13. Guarantee. Curtiss-Wright Corporation, a Delaware corporation ("Guarantor") irrevocably guarantees each and every representation, warranty, covenant, agreement and obligation of the Purchaser and the full and timely performance of its obligations under the provisions of this Agreement. This is a guarantee of payment and performance, and not of collection, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishments of the Purchaser's obligations or liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee. Purchaser hereby waives, for the benefit of the Dy 4 Entities and the Sellers, (i) any right to require the Dy 4 Entities or the Sellers as a condition of payment or performance of Guarantor to proceed against the Purchaser or pursue any other remedies whatsoever and (ii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to the Purchaser. Guarantor understands that the Dy 4 Entities and the Sellers are relying on this guarantee in entering into this Agreement. Guarantor has all necessary power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and performance of this Section 11.13, by Guarantor does not and will not (i) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of such Person, (ii) conflict with or violate in any material respect any Law or Governmental Order applicable to such Person, or (iii) conflict in any material respect with, or result in any material breach of, constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Guarantor is a party or by which any of such assets or properties is bound or affected, in each case which could reasonably be expected to have a material adverse effect on the ability of Guarantor to perform its obligations under this
Section 11.13.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each party hereto has executed, or caused its duly authorized officer(s) to execute, this Agreement as of the date first written above.

                                             SELLERS

                                             SOLECTRON CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             SOLECTRON CANADA ULC


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             C-MAC INDUSTRIES INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                             DY 4 ENTITIES

                                             DY 4 SYSTEMS, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             DY 4 (US), INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             PURCHASER

                                             CURTISS-WRIGHT CONTROLS, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                             GUARANTOR

                                             CURTISS-WRIGHT CORPORATION


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   SCHEDULE I

                             SELLER SHARE OWNERSHIP

        Seller               Number of Shares           Allocation of Purchase Price
----------------------   ------------------------   -----------------------------------
C-MAC Industries, Inc.      8,692,296 shares of      71.0% of Purchase Price (or $78.1
                           common stock of Dy 4     million, assuming Purchase Price of
                               Systems, Inc.                   $110,000,000)

Solectron Corporation     8,000 shares of common       29.0% of Purchase Price, minus
                          stock of Dy 4 (US) Inc.          26,120,800 CDN Dollars

Solectron Canada ULC     2,000 shares of Series A          26,120,800 CDN Dollars
                          Preferred Stock of Dy 4
                                (US) Inc.